Exhibit 99.1
[Execution Copy]
RENT-A-CENTER EAST, INC.
RETIREMENT SAVINGS PLAN FOR
PUERTO RICO EMPLOYEES
EFFECTIVE AS OF JANUARY 1, 2010

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RENT-A-CENTER EAST, INC.
RETIREMENT SAVINGS PLAN FOR
PUERTO RICO EMPLOYEES
     Rent-A-Center East, Inc., a holding company duly organized and existing under the laws of the State of Delaware (the “Company”), hereby adopts the Rent-A-Center East, Inc. Retirement Savings Plan for Puerto Rico Employees (the “Plan”) effective as of January 1, 2010.
STATEMENT OF PURPOSE
     Prior to January 1, 2010, certain Employees were permitted to participate in the Rent-A-Center, Inc. 401(k) Retirement Savings Plan. The Company determined that it would establish a stand-alone plan for residents of Puerto Rico effective as of January 1, 2010, and spin off the accounts of Puerto Rico residents to the new plan on or as soon as practicable after January 1, 2010. This Plan fulfills that intent and is established to provide certain benefits for the Employers’ Eligible Employees who are residents of Puerto Rico and their Beneficiaries. It is the intention of the Company that the Plan meet all of the requirements necessary or appropriate to qualify it under the applicable sections of Code section 1165 and that the Trust made a part hereof be exempt from tax under the Code, and pursuant to ERISA section 1022(i)(1), exempt from tax under the United States Internal Revenue Code of 1986, as amended. It is the Company’s further intention that the Plan will comply with all applicable requirements of ERISA. All provisions of this Plan should be interpreted consistent with this statement of purpose.
ARTICLE I
DEFINITIONS
     For purposes of the Plan, the following terms, when initially capitalized, have the meanings set forth below, unless a different meaning plainly is required by the context.
     1.1 Account means, with respect to a Participant or Beneficiary, the amount of money or other property in the Trust Fund, as is evidenced by the last balance posted in accordance with the terms of the Plan to the account record established for such Participant or Beneficiary. The Plan Administrator, as required by the terms of the Plan and otherwise as it deems necessary or desirable in its sole discretion, may establish and maintain separate subaccounts for each Participant and Beneficiary, provided allocations are made to such subaccounts in the manner described in Article V of the Plan. “Account” refers to the aggregate of all separate subaccounts or to individual, separate subaccounts, as the appropriate context requires.
     1.2 Active Participants means, for any Plan Year (or any portion thereof), any Covered Employee who, pursuant to the terms of Article II, has been admitted to, and not removed from, active participation in the Plan since the last date his employment commenced or recommenced.
     1.3 ADP or Actual Deferral Percentage means, the ratio of (i) the sum of Pre-Tax Contributions and Qualified Employer Deferral Contributions actually paid over to the Trust on behalf of each Participant for the Plan Year to (ii) the Participant’s Compensation for the portion of such Plan Year in which the Participant was an Eligible Employee. For these purposes, an Eligible Employee who would be a Participant but for the failure to make Pre-Tax Contributions and/or receive Qualified Employer Deferral Contributions will be treated as a Participant on whose behalf zero Pre-Tax Contributions and/or Qualified Employer Deferral Contributions are made.
     1.4 ADP Test means the nondiscrimination test described in Section 6.3.
     1.5 Affiliate means (i) a Participating Employer, and (ii) any company, person or organization which, on such date (A) is a member of the same controlled group of corporations, within the meaning of ERISA section 210(c), as a Participating Employer or (B) is any other trade or business under common control, within the meaning of ERISA section 210(d), as a Participating Employer.
     1.6 Beneficiary means the person(s) designated in accordance with Section 9.6, to receive any death benefits that may be payable under the Plan upon the death of a Participant.
     1.7 Board means the board of directors of the Company. A reference to the board of directors of any other Participating Employer shall specify it as such.
     1.8 Break in Service means, with respect to periods of severance of an Employee beginning on and after January 1, 1999, a period of 12 consecutive months beginning on a post-1998 Severance Date or a post-1998 anniversary of such date, during which such Employee does not complete an Hour of Service. For purposes of determining whether or not the Employee has incurred a Break in Service, and solely for the purpose of avoiding a Break in Service, an Employee absent from work due to a Maternity or Paternity Leave shall not have a Break in Service until the second anniversary of the first day of such absence from employment, provided that the period between the first and second anniversary of such first day of absence is not a period of service for any other purpose.
     For the purpose of determining whether or not an Employee has incurred a Break in Service, and solely for the purpose of avoiding a Break in Service, to the extent required under the Family and Medical Leave Act of 1993 and the regulations thereunder, an Employee shall be deemed to be performing services for an Affiliate during any period the Employee is granted leave under such Act for (i) the birth of a child, (ii) the placement with the Employee of a child for adoption or foster care, (iii) to care for a spouse, child or parent of the Employee with a serious health condition, or (iv) for a serious health condition that makes the Employee unable to perform the functions of the Employee’s job.
     1.9 Business Day means each day on which the Trustee operates and is open to the public for its business. If more than one trust is used as a funding vehicle for the Plan, Business Day shall be determined by reference to the institutional Trustee; provided, if there is more than one institutional Trustee, the Plan Administrator shall designate and specify the institutional Trustee with respect to which Business Day shall be determined.
     1.10 Catch-up Contributions means contributions made pursuant to Section 3.9.

     1.11 Catch-up Contribution Election means an election by an Active Participant directing the Participating Employer of which he is an Employee to withhold an amount from his current Compensation and to contribute such withheld amount to the Plan as a Catch-up Contribution. In order to make a Catch-up Contribution Election, a Participant shall meet the eligibility requirements of Section 3.9 and shall have made an election to make Pre-Tax Contributions up to the Maximum Deferral Amount.
     1.12 Code means the Puerto Rico Internal Revenue Code of 1994, as amended.
     1.13 Company Contributions means Pre-Tax, Catch-up, Matching, Profit Sharing and Discretionary Contributions made by the Participating Companies pursuant to the terms of the Plan.
     1.14 Company means Rent-A-Center East, Inc., a Delaware holding company, and its successors which adopt the Plan.
     1.15 Company Stock means Company Stock issued by Rent-A-Center, Inc., which constitutes “qualifying employer securities” under ERISA section 407(d)(5).
     1.16 Compensation means total compensation paid by a Participating Employer to a Participant during the Plan Year that is includable in the Participant’s income for Puerto Rico income tax purposes; however, compensation does not include, whether or not includable in the gross income of the Participant, reimbursements or other expense allowances, fringe benefits (cash and non-cash), moving expenses, deferred compensation (except Pre-Tax Contributions are included) and welfare benefits.
     1.17 Contributions means, individually or collectively, the Pre-Tax, Catch-up, Matching, Profit Sharing, Discretionary, Rollover and Transfer Contributions permitted under the Plan.
     1.18 Covered Employee means an Employee other than:
     (a) An Employee who is a member of a collective bargaining unit, unless the terms of the collective bargaining agreement between the Participating Employer of the Employee and the bargaining unit require that the Employee be eligible to participate in the Plan.
     (b) An individual classified as an independent contractor or leased employee under a Participating Employer’s customary worker classification procedures (whether or not such individual is actually an Employee).
     (c) an individual employed pursuant to an agreement providing that the individual is not eligible to participate in the Plan.
     (d) an Employee whose basic compensation for services on behalf of a Participating Employer is not paid directly by the Participating Employer or an Affiliate.
     (e) an individual who is not contemporaneously classified as an Employee of a Participating Employer’s payroll system. In the event such individual is reclassified as an Employee for any purpose, including, without limitation, as a common law or statutory employee, by any action of any third party, including, without limitation, any government agency, or as a result of any private lawsuit, action, or administrative proceeding, such individual will, notwithstanding such reclassification, remain ineligible for participation hereunder and will not be considered a Covered Employee. In addition to and not in derogation of the foregoing, the exclusive means for an individual who is not contemporaneously classified as an Employee of a Participating Employer’s payroll system to become eligible to participate in this Plan is through an amendment to the Plan which specifically renders such individual eligible for participation hereunder.
     1.19 Deferral Election means an election by an Active Participant directing the Participating Employer of which he is an Employee to withhold a percentage of his current Compensation from his paychecks and to contribute such withheld amounts to the Plan as Pre-Tax Contributions, all as provided in Section 3.1.
     1.20 Disability or Disabled means a disability as determined under the Company’s long-term disability plan. Any claims with respect to any determination of Disability under the Company’s long-term disability plan shall be resolved under the claims procedures that apply to such long-term disability plan. No determination of Disability may be made under this Plan.
     1.21 Discretionary Contributions means the amounts paid by each Participating Employer to the Trust Fund as provided in Section 3.4.
     1.22 Discretionary Account means the separate subaccount established and maintained on behalf of a Participant or Beneficiary to reflect his interest in the Trust Fund attributable to Discretionary Contributions.
     1.23 Effective Date means January 1, 2010.
     1.24 Elective Deferrals means, with respect to a Participant for any calendar year, the total amount of his Pre-Tax Contributions.
     1.25 Eligible Participant means, for purposes of allocating Discretionary Contributions for any Plan Year, any Active Participant who was not a Highly Compensated Employee.
     1.26 Eligible Retirement Plan means a plan or account eligible to receive a distribution from a qualified plan or account under Code section 1165(b)(2).
     1.27 Eligible Rollover Distribution means a distribution described in Code section 1165(b)(2).
     1.28 Employee means any individual who is employed by a Participating Employer who is a bona fide resident of Puerto Rico or who performs services primarily in Puerto Rico within the meaning of ERISA section 1022(i), but excluding independent contractors, and directors who are not officers or otherwise employees.

     1.29 Employment Date means the date on which an Employee first completes an Hour of Service.
     1.30 Entry Date means the first day of each calendar month during the period in which the Plan remains in effect.
     1.31 ERISA means the Employee Retirement Income Security Act of 1974, as amended.
     1.32 Forfeiture means, for any Plan Year, the dollar amount of an Account of a former Employee that is removed from the Account during such Plan Year.
     1.33 Highly Compensated Employee means, with respect to a Plan Year, a Covered Employee who, determined on the basis of Compensation for that Plan Year, has Compensation greater than 2/3 of all other Covered Employees.
     1.34 Hour of Service means each hour for which an Employee is paid, or entitled to payment, for the performance of duties for an Affiliate.
     1.35 Investment Fund or Funds means one or all of the investment funds established from time to time pursuant to the terms of Section 7.2.
     1.36 Investment Manager means an “investment manager” within the meaning of ERISA Section 3(38).
     1.37 Leave of Absence means an excused leave of absence granted to an Employee by an Affiliate in accordance with applicable law or the Affiliate’s personnel policy. Among other things, Leave of Absence shall be granted to an Employee under such circumstances as the Plan Administrator shall determine are fair, reasonable and equitable, as applied uniformly among Employees under similar circumstances.
     1.38 Matching Account means the separate subaccount established and maintained on behalf of a Participant or Beneficiary to reflect his interest in the Trust Fund attributable to Matching Contributions.
     1.39 Matching Contributions means the amounts paid by each Participating Employer to the Trust Fund as a match to Participants’ Pre-Tax Contributions, as provided in Section 3.2.
     1.40 Maternity or Paternity Leave means any period during which an Employee is absent from work as an employee of an Affiliate (i) because of the pregnancy of such Employee; (ii) because of the birth of a child of such Employee; (iii) because of the placement of a child with such Employee in connection with the adoption of such child by such Employee; or (iv) for purposes of such Employee caring for a child immediately after the birth or placement of such child.
     1.41 Maximum Deferral Amount means the maximum Pre-Tax Contribution that can be made to this Plan, as determined under Section 6.2(a), but shall not include Catch-up Contributions.

     1.42 Named Fiduciary means the Plan Administrator and the Trustee.
     1.43 Normal Retirement Age means age 62.
     1.44 Participant means any person who has been admitted to, and has not been removed from, participation in the Plan pursuant to the provisions of Article II. “Participant” shall include Active Participants and former Employees who have an Account under the Plan.
     1.45 Participating Employer means the Company and any other company that has adopted or hereafter may adopt the Plan for the benefit of its employees and which continues to participate in the Plan, all as provided in Section 13.3.
     1.46 Plan means the Rent-A-Center East, Inc. Retirement Savings Plan for Puerto Rico Employees as contained herein and all amendments thereto. The Plan is a profit sharing plan containing a cash or deferred arrangement described under Code section 1165(e).
     1.47 Plan Administrator means the plan administrator identified in Section 11.1.
     1.48 Plan Year means the 12-month period ending on each December 31.
     1.49 Pre-Tax Account means the separate subaccount established and maintained on behalf of a Participant or Beneficiary to reflect his interest in the Trust Fund attributable to Pre-Tax Contributions.
     1.50 Pre-Tax Contributions means the amounts paid by each Participating Employer to the Trust Fund at the election of Participants pursuant to Section 3.1.
     1.51 Profit Sharing Account means the separate subaccount established and maintained on behalf of a Participant or Beneficiary to reflect his interest in the Trust Fund attributable to Profit Sharing Contributions.
     1.52 Profit Sharing Contributions means the amounts paid by each Participating Employer to the Trust Fund, as provided in Section 3.3.
     1.53 Qualified Nonelective Contributions means the amounts paid by each Participating Employer to the Trust Fund as provided in Section 3.4.
     1.54 Qualified Spousal Waiver means a written election executed by a Spouse, delivered to the Plan Administrator and witnessed by a notary public or a Plan representative, which consents to the payment of all or a specified portion of a Participant’s death benefit to a Beneficiary other than such Spouse and which acknowledges that such Spouse has waived his right to be the Participant’s Beneficiary under the Plan. A Qualified Spousal Waiver shall be valid only with respect to the Spouse who signs it and shall apply only to the alternative Beneficiary designated therein, unless the written election expressly permits other designations without further consent of the Spouse. A Qualified Spousal Waiver shall be irrevocable unless revoked by the Participant by way of (i) a written statement executed by the Participant and delivered to the Plan Administrator, or (ii) a written revocation of the nonspouse Beneficiary designation to which such Spouse has consented; provided, any such revocation must be received by the Plan Administrator prior to the Participant’s date of death.
     1.55 Restoration Contributions means the amounts paid to the Trust Fund by or on behalf of a rehired individual pursuant to Section 3.8.
     1.56 Rollover Account means the separate subaccount established and maintained on behalf of a Participant or Beneficiary to reflect his interest in the Trust Fund attributable to Rollover Contributions.
     1.57 Rollover Contributions means the amounts contributed to the Trust Fund (and received and accepted by the Trustee) as “rollover” contributions received from an Eligible Retirement Plan. An amount shall be treated as a Rollover Contribution only to the extent that its acceptance by the Trustee is permitted under the Code (including the regulations and rulings promulgated thereunder). Notwithstanding the foregoing, the Plan shall not accept a rollover contribution from any plan or account which has an after-tax account or from any plan which requires that distributions be made in any form other than a single sum distribution.
     1.58 Severance Date means, with respect to an Employee of an Affiliate, the earlier of:
     (a) the date on which such Employee quits, retires, is discharged or dies; or
     (b) the first anniversary of the first date such Employee is absent from employment with all Affiliates (with or without pay) for any other reason (for example, vacation, Disability, Leave of Absence or layoff).
     1.59 Severance from Employment means a separation from service that occurs when:
     (a) an Employee ceases to be employed by the Company or an Affiliate, or
     (b) a person fails to report for work with the Company or an Affiliate, at the termination of an authorized leave of absence.
     A transfer of employment from the Company to an Affiliate or from an Affiliate to the Company shall not constitute a Severance from Employment for purposes of the Plan. A person shall not be considered to have incurred a Severance from Employment due to his having entered the Uniformed Services of the United States unless it is determined by the Plan Administrator that he has no reemployment rights under the law. Upon the sale of all of the stock (or other membership or equity interests) or substantially all of the assets used in a trade or business of any Participating Employer which has adopted the Plan prior to such sale, a Severance from Employment shall occur on the date of such sale with respect to any Employee who continues in employment with the purchaser of such assets or with such Participating Employer, as the case may be, provided that the following conditions are met:
     (a) the Company continues to maintain the Plan after such sale;
     (b) the Participating Employer ceased to be a Participating Employer under the Plan prior to such sale;

     (c) the purchaser of such Participating Employer’s stock (or other membership or equity interests) does not adopt the Plan;
     (d) the purchaser is not an Affiliate; and
     (e) no assets or liabilities of the Plan are transferred to a defined contribution plan maintained by the purchaser, or any subsidiary or affiliate of the purchaser, as the case may be.
     After incurring a Severance from Employment, a terminated person shall not be eligible for or credited with Hours of Service or Years of Vesting Service for any purpose under the Plan with respect to any period after such Severance from Employment.
     1.60 Spouse or Surviving Spouse means, with respect to a Participant the person who is treated as married to such Participant under the laws of the state in which the Participant resides. The determination of a Participant’s Spouse or Surviving Spouse shall be made as of the earlier of the date as of which benefit payments from the Plan to such Participant are made or commence (as applicable) or the date of such Participant’s death. In addition, a Participant’s former spouse shall be treated as his Spouse or Surviving Spouse to the extent provided under a qualified domestic relations order as defined in ERISA section 206.
     1.61 Transfer Account means one or more separate subaccounts established and maintained on behalf of a Participant or Beneficiary to reflect his interest in the Trust Fund attributable to Transfer Contributions; provided, to the extent that the Plan Administrator (in conjunction with the Plan’s recordkeeper) deems appropriate, other subaccounts may be used to reflect Participant’s interests attributable to Transfer Contributions. “Transfer Account” shall refer to the aggregate of all separate subaccounts established for Transfer Contributions or to individual, separate subaccounts appropriately described, as may be appropriate in context.
     1.62 Transfer Contributions means amounts which are received either (i) by a direct trustee to trustee transfer or (ii) as part of a spin-off, merger or other similar event by the Trustee from the trustee or custodian of another qualified retirement plan and held in the Trust Fund on behalf of a Participant or Beneficiary, including the spin-off of this Plan from the Rent-A-Center, Inc. 401(k) Retirement Savings Plan. Transfer Contributions shall retain the character that those contributions had under the other qualified retirement plan; for example, after-tax contributions under a prior plan shall continue to be treated as after-tax contributions when held in the Transfer Account.
     1.63 Trust or Trust Agreement means the separate agreement between the Company and the Trustee governing the creation of the Trust Fund and all amendments thereto.
     1.64 Trustee means Banco Popular de Puerto Rico, or its successor.
     1.65 Trust Fund means the total amount of cash and other property held by the Trustee (or any nominee thereof) at any time under the Trust Agreement.

     1.66 Valuation Date means each Business Day; provided, the value of an Account or the Trust Fund on a day other than a Business Day shall be the value determined for the immediately preceding Business Day.
     1.67 Years of Vesting Service means, with respect to an Employee, the number of whole 12-month periods of service commencing on the Employee’s Employment Date and ending on Severance Date, subject to the following provisions:
     (a) Aggregation Rule. In determining an Employee’s number of whole 12-month periods of service for purposes of this Section, nonsuccessive periods of service shall be aggregated (to the extent that any portion of such service is not excluded pursuant to the terms of subsection (c) or (d) hereof) on the basis of days of service, with 365 days (366 days in a leap year) of service equal to one Year of Vesting Service. Periods of service of less than 365 days (366 days in a leap year) shall be disregarded.
     (b) Counting Periods of Severance. In determining an Employee’s periods of service for purposes of this Section, the following periods of severance shall be taken into account and treated as periods of service:
     (1) If an Employee’s employment with all Affiliates terminates and the Employee then performs an Hour of Service within 12 months of his Severance Date, the period between his Severance Date and his next, succeeding Employment Date shall be treated as a period of service; and
     (2) If an Employee’s employment with all Affiliates terminates before the end of the initial 12-month period that begins on the first date such Employee is absent from employment with all Affiliates for any reason other than termination of his employment (for example, vacation, Disability, Leave of Absence or layoff), and if such Employee then performs an Hour of Service before the end of said initial 12-month period, the period from his initial date of absence to his next succeeding Employment Date shall be treated as a period of service.
     (c) Pre-Break Service. Years of Vesting Service shall exclude any period of time prior to a Break in Service if the Employee was not vested in his Matching Account prior to the Break in Service and has incurred 5 or more consecutive 1-year Breaks in Service.
     (d) Post-Break Service. Years of Vesting Service completed after a period in which the Participant had at least 5 consecutive Breaks in Service shall be disregarded for the purpose of determining his vested interest in that portion of his Account which accrued before such Breaks in Service.

ARTICLE II
ELIGIBILITY
     2.1 Initial Eligibility Requirements.
     (a) General Rule. Except as provided in this subsection or in subsection (b) or (c), all as modified by subsection (d), every Covered Employee shall become an Active Participant on the Entry Date coincident with or next following the date that is the 3-month anniversary date of the Covered Employee’s Employment Date by the Company or a Participating Employer, provided he is a Covered Employee on such Entry Date.
     (b) Participation Upon Effective Date. Each Covered Employee who is an Active Participant in the Rent-A-Center, Inc. 401(k) Retirement Savings Plan on the day immediately preceding the Effective Date shall be an Active Participant in the Plan in accordance with the terms of the Plan.
     (c) New Participating Companies. For employees of companies that become Participating Companies after the Effective Date, each Covered Employee employed by a Participating Employer on the date such Participating Employer first becomes a Participating Employer shall become an Active Participant as of such Participating Employer’s effective date under the Plan, if, as of the Participating Employer’s effective date, the Covered Employee has met the applicable eligibility requirements under Section 2.1(a).
     (d) Predecessor Employer. To the extent determined by the Plan Administrator, an Employee’s periods of employment with one or more companies or enterprises acquired by or merged into, or all or a portion of the assets or business of which are acquired by, an Affiliate shall be taken into account in determining whether he has completed the eligibility requirements set forth herein; and, in its sole discretion, the Plan Administrator may establish a special entry date for all Covered Employees of such an acquired business.
     2.2 Treatment of Interruptions of Service.
     (a) Leave of Absence or Layoff. If a Covered Employee satisfies the eligibility requirements set forth in Section 2.1 but is on a Leave of Absence at the time he would have become an Active Participant, he shall become an Active Participant on the date he subsequently resumes the performance of duties as a Covered Employee in accordance with the terms of his Leave of Absence.
     (b) Reemployment Before Break in Service. If a Covered Employee satisfies the eligibility requirements set forth in Section 2.1, terminates employment with a Participating Employer before the Entry Date on which he otherwise would become an Active Participant, and then is reemployed by a Participating Employer prior to completing a Break in Service, he shall become an Active Participant on the later of (i) the Entry Date on which he otherwise would have become an Active Participant if he had not terminated employment, or (ii) the date he is reemployed as a Covered Employee.

     (c) Reemployment After Break in Service.
     (1) If a Covered Employee (other than a Covered Employee described in subsection (2)) satisfies the eligibility requirements set forth in Section 2.1, terminates employment with a Participating Employer (and all other Participating Companies) before the Entry Date on which he otherwise would become an Active Participant, and then is reemployed as a Covered Employee by a Participating Employer after completing a Break in Service, he shall become an Active Participant as of the Entry Date coinciding with or next following his completion of the eligibility requirements set forth in Section 2.1 for the period commencing on his reemployment date that follows his last Break in Service.
     (2) A Covered Employee who was an “Employee” as defined under this Plan prior to the Effective Date and who satisfies the Plan’s eligibility conditions but who terminates employment prior to becoming a Participant in this Plan will become a Participant on the later of the (i) the Entry Date on which he otherwise would have become an Active Participant if he had not terminated employment, or (ii) the date he is reemployed as a Covered Employee. The rule in this subsection (2) shall apply whether or not the Covered Employee incurs a Break in Service.
     (d) Reparticipation Upon Reemployment. If an Active Participant terminates employment with a Participating Employer (and all other Participating Companies), his active participation in the Plan shall cease immediately, and he again shall become an Active Participant as of the day he again becomes a Covered Employee. However, regardless of whether he again becomes an Active Participant, he shall continue to be a Participant until he no longer has an Account under the Plan.
     2.3 Change in Status.
     (a) Loss of Covered Employee Status. If a Covered Employee (i) satisfies the eligibility requirements set forth in Section 2.1, (ii) changes his employment status (but remains employed) so that he ceases to be a Covered Employee before the Entry Date on which he otherwise would become an Active Participant, and (iii) then again changes his employment status and becomes a Covered Employee prior to completing a Break in Service, he shall become an Active Participant as of the later of (A) the date that would have been his Entry Date, or (B) the date he again becomes a Covered Employee. If an Employee covered by this subsection does complete a Break in Service prior to again becoming a Covered Employee, his entry to participation in the Plan will be governed by Section 2.2(c).
     (b) Change to Covered Employee Status. If an Employee who first satisfies the eligibility requirements of Section 2.1 while he is not a Covered Employee subsequently changes his employment status so that he becomes a Covered Employee, he shall become an Active Participant as of the later of (i) the date that would have been his Entry Date, or (ii) the date of his change in status.

     (c) Change by Participant. If an Active Participant changes his status of employment (but remains employed) so that he is no longer a Covered Employee, his active participation in the Plan shall cease immediately, and he shall again become an Active Participant in the Plan as of the day he again becomes a Covered Employee. However, regardless of whether he again becomes an Active Participant, he shall continue to be a Participant until he no longer has an Account under the Plan.
ARTICLE III
CONTRIBUTIONS
     3.1 Pre-Tax Contributions.
     (a) Generally. Each Participating Employer shall contribute to the Plan, on behalf of each Active Participant employed by such Participating Employer and for each regular payroll period and any payment of bonuses for which an Active Participant has a Deferral Election in effect with such Participating Employer, a Pre-Tax Contribution in an amount equal to the amount by which such Active Participant’s Compensation has been reduced for such period pursuant to his Deferral Election. The amount of the Pre-Tax Contribution shall be determined in increments of 1% of such Active Participant’s Compensation for each payroll period. An Active Participant may elect to reduce his Compensation for any period by a minimum of 1% and a maximum of 50% (or such other minimum or maximum percentage and/or amount established by the Plan Administrator from time to time), subject to the maximum limitations in Article VI.
     (b) Deferral Elections. Each Active Participant who desires that his Participating Employer make a Pre-Tax Contribution on his behalf shall complete and deliver to the Participating Employer (or its designee) a Deferral Election. Such Deferral Election shall provide for the reduction of his Compensation from each regular paycheck, bonus paycheck and any other payment of compensation while he is an Active Participant employed by such Participating Employer. The Plan Administrator, in its sole discretion, shall prescribe the form of all Deferral Elections and may prescribe such nondiscriminatory terms and conditions governing the use of the Deferral Elections as it deems appropriate. Subject to any modifications, additions or exceptions which the Plan Administrator, in its sole discretion, deems necessary, appropriate or helpful, the following terms shall apply to Deferral Elections:
     (1) Effective Date. An Active Participant’s initial Deferral Election with a Participating Employer shall be effective for the first payroll period which ends after the Deferral Election is made and after the effective date of such Deferral Election. If an Active Participant fails to submit a Deferral Election in a timely manner, he shall be deemed to have elected a deferral of 0%. For purposes of this subsection, the “effective date” of a Deferral Election shall mean: (A) for a Participant who commences participation in the Plan on an Entry Date, that Entry Date; and (B) for a Participant who commences or recommences participation in the Plan on a date other than an Entry Date, the date that is as soon as practicable after the date on which the Deferral Election is processed by the Participating

Employer.
     (2) Term. Each Active Participant’s Deferral Election with a Participating Employer shall remain in effect in accordance with its original terms until the earlier of (A) the date the Active Participant ceases to be a Covered Employee of all Participating Companies, (B) the date the Active Participant revokes such Deferral Election pursuant to the terms of subsection (b)(3), or (C) the date the Active Participant or the Plan Administrator modifies such Deferral Election pursuant to the terms of subsection (b)(4) or (b)(5). If a Participant is transferred from the employment of a Participating Employer to the employment of another Participating Employer, his Deferral Election with the first Participating Employer will remain in effect and will apply to his Compensation from the second Participating Employer until the earlier of (A), (B) or (C) of the preceding sentence.
     (3) Revocation. An Active Participant’s Deferral Election shall terminate upon his ceasing to be a Covered Employee. In addition, an Active Participant may revoke his Deferral Election with a Participating Employer in the manner prescribed by the Plan Administrator, and such revocation shall be effective as soon as practicable in the calendar month following the calendar month in which it is made (under procedures established for the Plan). An Active Participant who revokes a Deferral Election may enter into a new Deferral Election in the manner prescribed by the Plan Administrator, effective as soon as practicable after the date on which it is processed; provided, the Plan Administrator, in its sole discretion, may specify a suspension period for all Participants who voluntarily revoke their Deferral Elections, such that any new Deferral Election shall not be effective until a later date.
     (4) Modification by Participant. An Active Participant may modify his existing Deferral Election to increase or decrease the percentage of his Contribution by making a new Deferral Election in the manner prescribed by the Plan Administrator not more than once each calendar month. Such modification shall be effective as soon as practicable in the calendar month following the calendar month in which it is made (under procedures established for the Plan).
     (5) Modification by Plan Administrator. Notwithstanding anything herein to the contrary, the Plan Administrator may modify any Deferral Election of any Active Participant at any time by decreasing the percentage of any Pre-Tax Contributions to any extent the Plan Administrator believes necessary to comply with the limitations described in Article VI.
     (c) Automatic Enrollment for Store Managers. Notwithstanding the foregoing provisions of this Section, to the extent an Active Participant who is a Store Manager (as that position and title is determined by each Participating Employer) fails to make a specific election to decline to make Pre-Tax Contributions when such Active Participant is first eligible to make Pre-Tax Contributions, such Active Participant will be considered to have automatically elected to contribute 4% of his Compensation as a Pre-Tax

Contribution, unless, after appropriate advance notice is given, he affirmatively elects not to make a Pre-Tax Contribution or to make a Pre-Tax Contribution in another amount.
     Additionally, at the time an Active Participant is promoted to Store Manager, if he is not currently electing to make Pre-Tax Contributions, he will receive a one-time notice of the option to make such contributions and, if he fails to make a specific election to decline to make such contributions, such Active Participant will be considered to have automatically elected to contribute 4% of his Compensation as a Pre-Tax Contribution.
     Further, all Store Managers who are Active Participants as of January 1, 2010, and who are not currently electing to make Pre-Tax Contributions will receive a one-time notice of the option to make such contributions and, if any such Active Participant fails to make a specific election to decline to make such contributions, such Active Participant will be considered to have automatically elected to contribute 4% of his Compensation as a Pre-Tax Contribution.
     3.2 Matching Contributions. For each Active Participant on whose behalf a Participating Employer has made any Pre-Tax Contributions, the Participating Employer may, in its discretion, make a Matching Contribution based on but no greater than the first 4% of the Active Participant’s Compensation. Effective for the Plan Year beginning on the Effective Date, the Matching Contribution on behalf of an Active Participant shall be $.50 for each $1.00 of Pre-Tax Contributions, calculated as of each payroll period, but including no more than 4% of Compensation for each such payroll period. The total amount of the Matching Contributions which a Participating Employer shall make for any Active Participant in a Plan Year shall not exceed 4% of such Active Participant’s Compensation paid by such Participating Employer. The Board, in its sole discretion, may change the matching percentage at any time.
     3.3 Profit Sharing Contributions. For each Active Participant who is employed on the last day of a Plan Year, the Participating Employer, in its sole discretion, may make Profit Sharing Contributions at the end of each Plan Year. The Participating Employer has complete discretion to determine the amount of the Profit Sharing Contribution, if any, each year. The Participating Employer shall allocate Profit Sharing Contributions to such Active Participants in the same ratio as each Participant’s Compensation for the Plan Year bears to the total Compensation of all Participants for the Plan Year.
     3.4 Discretionary Contributions. To the extent and in such amounts as the Plan Administrator, in its sole discretion, deems desirable or helpful as a method to help satisfy the ADP Test for any Plan Year and subject to the requirements and limitations set forth in Sections 6.1, 6.3, and 6.4, each Participating Employer shall make a Discretionary Contribution for such Plan Year. In the case of a Discretionary Contribution which is a Qualified Nonelective Contribution, such Qualified Nonelective Contribution for a Plan Year must meet the requirements set forth in this Section, will be treated as Pre-Tax Contributions and will be allocated to each affected Participant’s Pre-Tax Account in a manner proportionate to the Compensation of all affected Participants. Qualified Nonelective Contributions will be nonforfeitable and will be subject to the same restrictions on distribution that apply to Pre-Tax Contributions, except that Qualified Nonelective Contributions (and the earnings thereon) will not be distributable under Section 10.1 in the event of hardship. Discretionary Contributions that are not Qualified Nonelective Contributions must be nondiscriminatory under Code section 1165(a)(4).
     3.5 Form of Contributions. All Contributions shall be paid to the Trustee in the form of cash.
     3.6 Timing of Contributions.
     (a) Pre-Tax Contributions. Each Participating Employer that withholds Pre-Tax Contributions from an Active Participant’s paycheck pursuant to Section 3.1(a) shall pay such Pre-Tax Contributions to the Trustee as of the earliest date on which such Contributions can reasonably be segregated from the Participating Employer’s general assets.
     (b) Matching, Profit Sharing, and Discretionary Contributions. To the extent administratively practicable, all Matching, Profit Sharing, and Discretionary Contributions shall be paid to the Trustee no later than (1) the date for filing the Participating Employer’s Puerto Rico income tax return (including extensions thereof) for the tax year to which such Matching, Profit Sharing, and Discretionary Contributions relate, or (ii) such other date as shall be within the time allowed to permit the Participating Employer to properly deduct, for Puerto Rico income tax purposes and for the tax year of the Participating Employer in which the obligation to make such Contributions was incurred, the full amount of such Matching, Profit Sharing, and Discretionary Contributions.
     (c) Catch-up Contributions. Each Participating Employer that withholds Catch-up Contributions from an Active Participant’s paycheck pursuant to a Catch-up Contribution Election under Section 3.9 shall pay such Catch-up Contribution to the Trustee as of the earliest date on which such Contribution can reasonably be segregated from the Participating Employer’s general assets.
     3.7 Contingent Nature of Company Contributions. Notwithstanding Section 3.1 and subject to the terms of Section 14.10, each Company Contribution made to the Plan by a Participating Employer is made expressly contingent upon the deductibility thereof for Puerto Rico income tax purposes for the taxable year of the Participating Employer with respect to which such Company Contribution is made.
     3.8 Restoration Contributions.
     (a) Restoration Upon Buy-Back. If a Participant who is not 100% vested in his Matching Account and Profit Sharing Account has received a distribution of the entire vested portion of his Matching Account and Profit Sharing Account in a manner described in Section 8.3(a) (such that he forfeited the nonvested portion of his Matching Account and Profit Sharing Account in accordance with the terms of Section 8.3(a)), and such Participant is subsequently rehired as a Covered Employee prior to the occurrence of 5 consecutive Breaks in Service, that individual may, prior to the earlier of (i) 5 years after the first day on which he is rehired or (ii) the close of the first period of 5 consecutive Breaks in Service commencing after the distribution, repay the full amount of the distribution to the Trustee (unadjusted for gains or losses). Upon such repayment, his Accounts will be credited with (i) all of the benefits (unadjusted for gains or losses) which were forfeited, and (ii) the amount of the repayment.
     (b) Restoration of Other Forfeitures. If a Participant has forfeited his nonvested Accounts in accordance with Section 8.3(b) or Section 8.4, and such Participant subsequently is rehired as a Covered Employee prior to the occurrence of 5 consecutive Breaks in Service, his Account shall be credited with all of the benefits (unadjusted for gains or losses) which were forfeited, as determined pursuant to the terms of Section 8.3(b) or Section 8.4, respectively.
     (c) Restoration Contribution. The assets necessary to fund the Account of the rehired individual (in excess of the amount of the repayment, if any) shall be provided no later than as of the end of the Plan Year following the Plan Year in which repayment occurs (if subsection (a) hereof applies) or in which the individual is rehired (if subsection (b) hereof applies), and shall be provided in the discretion of the Plan Administrator from (i) income or gain to the Trust Fund with respect to Forfeitures, (ii) Forfeitures arising from the Accounts of Participants employed or formerly employed by the Participating Companies, or (iii) Contributions by the Participating Companies.
     3.9 Catch-up Contributions. In addition to the amount of Pre-Tax Contributions under Section 6.2(a), Participants who are 50 years of age or older as of the last day of a Plan Year may elect to make a Catch-up Contribution up to a maximum of $1,000 in any calendar year (or any other applicable limitation provided under Code section 1165(e)(7)(C) or any other section of the Code). The amount of the Catch-up Contribution will not be considered for purposes of the ADP Test. Each Active Participant who desires that his Participating Employer make a Catch-up Contribution on his behalf must complete and deliver to the Participating Employer (or its designee) a Catch-up Deferral Election, in the form prescribed for such purpose and under such terms and conditions as determined by the Plan Administrator, in its sole discretion. Notwithstanding anything herein to the contrary, the Plan Administrator may modify any Catch-up Contribution Election of any Active Participant at any time to the extent the Plan Administrator believes necessary to comply with the limitations of this Section and Code section 1165. For purposes of clarification, although a Catch-up Contribution is made on a pre-tax basis and is an elective deferral under the Code, the defined terms Pre-Tax Contributions and Elective Deferral as used in this Plan do not refer to Catch-up Contributions. Accordingly, there are no Matching Contributions with respect to Catch-up Contributions. Catch-up Contributions shall be maintained in the Pre-Tax Account of a Participant and shall not require a separate subaccount.
ARTICLE IV
ROLLOVERS AND TRANSFERS BETWEEN PLANS
     4.1 Rollover Contributions.
     (a) Request by Covered Employee. A Covered Employee may make a written request to the Plan Administrator that he be permitted to contribute, or cause to be contributed, to the Trust Fund a Rollover Contribution which is received by such Covered

Employee or to which such Covered Employee is entitled. Such written request shall contain information concerning the type of property constituting the Rollover Contribution and a statement, satisfactory to the Plan Administrator, that the property constitutes a Rollover Contribution. If a Covered Employee who is not a Participant makes a Rollover Contribution, the time and method of distribution of such Covered Employee’s Rollover Account shall be determined under the terms of the Plan as if such Covered Employee were a Participant, but he shall not be considered a Participant under the Plan for any other purpose.
     (b) Acceptance of Rollover. Subject to the terms of the Plan and the Code (including regulations and rulings promulgated thereunder), the Plan Administrator, in its sole discretion, shall determine whether (and if so, under what conditions and in what form) a Rollover Contribution may be accepted at any time by the Trustee. For example, the Plan Administrator, in its sole discretion, may decide to allow Rollover Contributions from Participants and/or direct Rollover Contributions from another qualified retirement plan and may decide to pass through to the Covered Employee making the Rollover Contribution any recordkeeping fees directly attributable to his Rollover Contribution. In the event the Plan Administrator permits an Active Participant to make a Rollover Contribution, the amount of the Rollover Contribution shall be transferred to the Trustee and allocated as soon as practicable thereafter to a Rollover Account for the Active Participant. Unless the Plan Administrator permits otherwise, all Rollover Contributions shall be made in cash. The Plan Administrator in its discretion may direct the refund to the Covered Employee (or the retransfer to another Trustee or custodian designated by the Covered Employee) of any transfer to the extent that such refund is deemed necessary to insure the continued qualification of this Plan under Section 1165(a) of the Code or that holding such contribution hereunder would be administratively burdensome
     4.2 Transfer Contributions.
     (a) Direct Transfers Permitted. The Plan Administrator, in its sole discretion, may permit direct trustee-to-trustee transfers of assets and liabilities to the Plan (which shall be distinguished from direct Rollover Contributions) as a Transfer Contribution on behalf of an Active Participant. However, in no event will a Transfer Contribution be accepted on behalf of an Active Participant if such Transfer Contribution is from a retirement plan which, with respect to such Participant, is subject to the requirements of providing any alternative form of benefit not permitted under the Plan.
     (b) Mergers and Spin-offs Permitted. The Plan Administrator, in its sole discretion, may permit other qualified retirement plans to transfer assets and liabilities to the Plan as part of a merger, spin-off or similar transaction. Any such transfer must be made in accordance with the terms of the Code and subject to such rules and requirements as the Plan Administrator may deem appropriate. Without limitation, the Plan Administrator may determine the schedule under which such Transfer Contributions shall vest. Notwithstanding anything herein to the contrary, in no event will a Transfer Contribution be accepted if the transferring plan is subject to the requirements of providing any alternative form of benefit not permitted under the Plan.

     (c) Establishment of Transfer Accounts. As soon as practicable after the date the Trustee receives a Transfer Contribution, there shall be credited to one or more Transfer Accounts of each Participant the total amount received from the respective accounts of such Participant in the transferring qualified retirement plan. Any amounts so credited as a result of any such merger or spin-off or other transfer shall be subject to all of the terms and conditions of the Plan from and after the date of such transfer.
     (d) Certain Transfer Accounts. The Plan will only accept Transfer Contributions in the event that the Plan would not be required to provide any form of distribution with respect to the resulting Transfer Account other than a single sum distribution. For this reason, the Plan will not accept Transfer Contributions which are required to provide annuity or installment forms of distribution. The Plan Administrator may develop additional rules and terms applicable to Transfer Contributions and resulting Transfer Accounts.
     4.3 Spin-offs to Other Plans. The Plan Administrator, in its sole discretion, may cause the Plan to transfer to another qualified retirement plan (as part of a spin-off or similar transaction) assets and liabilities maintained under the Plan. Any such transfer shall be made in accordance with the terms of the Code and subject to such rules and requirements as the Plan Administrator may deem appropriate. Upon the effectiveness of any such transfer, the Plan and Trust shall have no further responsibility or liability with respect to the transferred assets and liabilities.
ARTICLE V
PARTICIPANTS’ ACCOUNTS: CREDITING AND ALLOCATIONS
     5.1 Establishment of Participants’ Account. The Plan Administrator shall establish and maintain, on behalf of each Participant and Beneficiary, an Account which shall be divided into segregated subaccounts. The subaccounts shall include (to the extent applicable) Pre-Tax, Matching, Profit Sharing, Rollover, and Transfer Accounts and such other subaccounts as the Plan Administrator shall deem appropriate or helpful. Each Account shall be credited with Contributions allocated to such Account and generally shall be credited with income on investments derived from the assets of such Accounts. Notwithstanding anything herein to the contrary, while Contributions may be allocated to a Participant’s Account as of a particular date (as specified in the Plan), such Contributions shall actually be added to a Participant’s Account and shall be credited with investment experience only from the date such Contributions are received and credited to the Participant’s Account by the Trustee. Each Account of a Participant or Beneficiary shall be maintained until the value thereof has been distributed to or on behalf of such Participant or Beneficiary.
     5.2 Allocation and Crediting of Pre-Tax, Matching, Profit Sharing, Rollover and Transfer Contributions. As of each Valuation Date coinciding with or immediately following the date on which Pre-Tax, Matching, Profit Sharing, Rollover and Transfer Contributions are received on behalf of an Active Participant, such Contributions shall be allocated and credited directly to the appropriate Pre-Tax, Matching, Profit Sharing, Rollover and Transfer Accounts, respectively, of such Active Participant.

     5.3 Allocation and Crediting of Discretionary Contributions.
     (a) General Provision. As of the last day of each Plan Year for which the Participating Companies make (or are deemed to have made) Discretionary Contributions, the Plan Administrator shall cause such Discretionary Contributions to be allocated in accordance with the terms of subsection (b), (c), or (d), whichever is applicable.
     (b) Per Capita Discretionary Contributions. To the extent that the Plan Administrator designates all or any portion of the Discretionary Contributions for a Plan Year as “Per Capita Discretionary Contributions,” such Contributions shall be allocated to the Accounts of all Eligible Participants who were Employees on the last day of such Plan Year on a per capita basis (that is the same dollar amount shall be allocated to the Account of each such Eligible Participant).
     (c) Proportional Discretionary Contributions. To the extent that the Plan Administrator designates all or any portion of the Discretionary Contributions for a Plan Year as “Proportional Discretionary Contributions,” such Contributions shall be allocated to the Account of each Eligible Participant who was an Employee on the last day of such Plan Year in the same proportion that (i) the Compensation of such Eligible Participant for such Plan Year bears to (ii) the total Compensation of all such Eligible Participants for such Plan Year.
     (d) Qualified Nonelective Contributions. To the extent that the Plan Administrator designates all or any portion of the Discretionary Contributions as “Qualified Nonelective Contributions,” such contributions shall be allocated to the appropriate subaccount of each Eligible Participant with respect to whom such contributions are made.
     5.4 Crediting of Restoration Contributions. As of each Valuation Date coinciding with or immediately following the date (i) on which a Restoration Contribution pursuant to Section 3.8 is received from an Active Participant, or (ii) on which the Plan restores the forfeitable portion of his Account pursuant to Section 3.8(b), such amount shall be credited to the appropriate Pre-Tax, Matching, Profit Sharing, Rollover and Transfer Accounts of the Active Participant, in the amounts distributed or forfeitable from such Accounts immediately prior to the earlier distribution to such Participant.
     5.5 Allocation of Forfeitures. To the extent Forfeitures for a Plan Year are not used to pay Restoration Contributions pursuant to Section 3.8(c), to replace abandoned Accounts as provided in Section 9.8, or to pay Plan expenses as provided in Section 14.13, the Plan Administrator, in its sole discretion shall deem such Forfeitures to be Matching, Profit Sharing and/or Discretionary Contributions (which shall first be used to reduce the Participating Companies’ obligation, if any, to make such Contributions pursuant to the terms of the Plan and then shall be added to, and combined with, any such other Contributions made for such Plan Year by the Participating Companies), and such Forfeitures shall be allocated pursuant to the terms of Section 5.2 or Section 5.3, as applicable.

     5.6 Allocation and Crediting of Investment Experience. As of each Valuation Date, the Trustee shall determine the fair market value of the Trust Fund which shall be the sum of the fair market values of the Investment Funds. The Plan Administrator shall determine the amount of the Accounts as follows:
     (a) Determination of Investment Experience. As of each Valuation Date, the investment earnings (or losses) of each Investment Fund shall be the amount by which the sum determined in (1) exceeds (or is less than) the sum determined in (2), where (1) and (2) are as follows:
     (1) The sum of (A) the fair market value of such Investment Fund as of such Valuation Date, plus (B) the amount of distributions and withdrawals and any transfers to other Investment Funds made since the immediately preceding Valuation Date from amounts invested in the Investment Fund; and
     (2) The sum of (A) the fair market value of the Investment Fund as of the immediately preceding Valuation Date, plus (B) Contributions deposited in and amounts transferred to such Investment Fund since the immediately preceding Valuation Date.
     (b) Utilization of Investment Experience. To the extent directed by the Plan Administrator, investment earnings initially shall be used to pay Restoration Contributions pursuant to Section 3.8(c), to replace abandoned Accounts as provided in Section 9.8 or to pay Plan expenses as provided in Section 14.13. As of each Valuation Date and prior to the allocations described in Section 5.2, Section 5.3, Section 5.4 and Section 5.5, each Participant’s Account shall be allocated and credited with a portion of such remaining earnings or debited with a portion of such losses of each Investment Fund, as determined in accordance with subsection (a) hereof, in the proportion that (i)(A) the amount credited to such Account that was invested in such Investment Fund as of the immediately preceding Valuation Date, minus (B) any distributions or withdrawals or transfers to other Investment Funds which were made from such Account since such preceding Valuation Date and on or before such current Valuation Date, plus (C) any amounts transferred to such Investment Fund since the immediately preceding Valuation Date bears to (ii)(A) the total amount invested in such Investment Fund by all Participants as of the immediately preceding Valuation Date, minus (B) any distributions or withdrawals or transfers to other Investment Funds which were made since such preceding Valuation Date and on or before such current Valuation Date, plus (C) any amounts transferred to such Investment Fund since the immediately preceding Valuation Date.
     (c) Unitized Investments. To the extent that the Plan’s recordkeeper keeps its records on the basis of units, the fair market value of each Investment Fund shall be determined on the basis of units. Furthermore, adjustments for Contributions, distributions, withdrawals and transfers to or from each such Investment Fund for purposes of determining fair market value shall be made on the basis of units.

     5.7 Notice to Participants of Account Balances. At least quarterly, the Plan Administrator shall cause a written statement of a Participant’s Account balance to be distributed to the Participant.
     5.8 Good Faith Valuation Binding. In determining the value of the Trust Fund and the Accounts, the Trustee and the Plan Administrator shall exercise their best judgment, and all such determinations of value (in the absence of bad faith) shall be binding upon all Participants and Beneficiaries.
     5.9 Errors and Omissions in Accounts. If an error or omission is discovered in the Account of a Participant or Beneficiary, the Plan Administrator shall cause appropriate, equitable adjustments to be made as of the Valuation Date as soon as practicable following the discovery of such error or omission.
ARTICLE VI
CONTRIBUTION LIMITATIONS
AND NONDISCRIMINATION REQUIREMENTS
     6.1 Deductibility Limitations on Company Contributions. In no event may the total Company Contribution amount for any taxable year of a Participating Employer exceed the lesser of (a) the Participating Employer’s current or accumulated profits or (b) that amount which is properly deductible for income tax purposes under Section 1023(n) of the Code or the then appropriate provisions of the Code. For purposes of this Section, a Company Contribution may be deemed made by a Participating Employer for a taxable year if it is paid to the Trustee on or before the date of filing the Participating Employer’s Puerto Rico income tax return (including extensions thereof) for that year or on or before such other date as shall be within the time allowed to permit proper deduction by the Participating Employer of the amount so contributed for Puerto Rico income tax purposes for the year in which the obligation to make such Company Contribution was incurred.
     6.2 Maximum Limitation on Elective Deferrals.
     (a) Maximum Elective Deferrals Under Participating Employer Plans. The aggregate amount of a Participant’s Elective Deferrals made for any calendar year under the Plan and any other plans, contracts or arrangements with the Participating Companies Unless may not exceed the lesser of (i) $9,000 in any calendar year (or any other applicable limitation provided under Code section 1165(e)(7)(A) or any other section of the Code), (ii) the maximum amount permitted under Section 6.3 for Highly Compensated Employees for any Plan Year, or (iii) any other limitation imposed by the Plan Administrator. If a Participant makes Pre-Tax Contributions in a calendar year equal to $9,000 (or any other applicable limitation provided under Code section 1165(e)(7)(A) or any other section of the Code), his Pre-Tax Contributions will immediately cease. In addition to the above, Pre-Tax Contributions by a Participant who also makes contributions to an individual retirement account described in Section 1169 of the Code will be further limited to the lesser of the difference between the Participant’s contribution to the individual retirement account and $9,000 (or any other limit imposed under Code section 1165(e)(7)(A) or any other section of the Code).
     (b) Return of Excess Pre-Tax Contributions. If the aggregate amount of a Participant’s Pre-Tax Contributions made for any calendar year by itself exceeds the Maximum Deferral Amount, the Participant shall be deemed to have notified the Plan Administrator of such excess, and the Plan Administrator shall cause the Trustee to recharacterize, if possible, all or a portion of such excess amount as a Catch-up Contribution to the extent permitted under Section 3.9, and then if there is still an excess remaining, to distribute to such Participant, on or before April 15 of the next succeeding calendar year, the total of (i) the amount by which such Pre-Tax Contributions exceed the Maximum Deferral Amount, plus (ii) any earnings allocable thereto, disregarding any income or loss between the end of the Plan Year and the date of distribution. In determining the amount of earnings allocable to Excess Pre-Tax Contributions, any reasonable alternative method of calculating earnings allocable to Excess Pre-Tax Contributions may be utilized. Matching Contributions made on behalf of the Participant which are attributable to the distributed Pre-Tax Contributions will be forfeited.
     (c) Return of Excess Elective Deferrals Provided by Other Participating Employer Arrangements. If after the reduction described in subsection (b) hereof, a Participant’s aggregate Elective Deferrals under plans, contracts and arrangements with Participating Companies still exceed the Maximum Deferral Amount, then, the Participant shall be deemed to have notified the Plan Administrator of such excess, and, unless the Plan Administrator directs otherwise, such excess shall be reduced by distributing to the Participant Elective Deferrals that were made for the calendar year under such plans, contracts and/or arrangements with Participating Companies other than the Plan. However, if the Plan Administrator decides to make any such distributions from Pre-Tax Contributions made to the Plan, such distributions (including forfeiture of Matching Contributions) will be made in a manner similar to that described in subsection (b).
     (d) Discretionary Return of Elective Deferrals. If, after the reductions described in subsections (b) and (c), (i) a Participant’s aggregate Elective Deferrals made for any calendar year under the Plan and any other plans, contracts or arrangements with Participating Companies and any other employers still exceed the Maximum Deferral Amount, and (ii) such Participant submits to the Plan Administrator, on or before the March 1 following the end of such calendar year, a written request that the Plan Administrator distribute to such Participant all or a portion of his remaining Pre Tax Contributions made for such calendar year, and any earnings attributable thereto, then the Plan Administrator may, but shall not be required to, cause the Trustee to distribute such amount to such Participant on or before the following April 15. However, if the Plan Administrator decides to make any such distributions from Pre-Tax Contributions made to the Plan, such distributions (including forfeiture of Matching Contributions) must be made in a manner similar to that described in subsection (b) hereof.
     (e) Recharacterization of Catch-up Contributions. In the event a Participant’s Pre-Tax Contributions for a Plan Year do not equal the Maximum Deferral Amount, a Participant’s Catch-up Contributions, if any, for such Plan Year shall be recharacterized as Pre-Tax Contributions for all purposes to the extent necessary to increase Pre-Tax Contributions to equal such Maximum Deferral Amount. In the event that such Catch-up Contributions are recharacterized as Pre-Tax Contributions, such recharacterized amounts shall be treated as Pre-Tax Contributions for all purposes hereunder, including limitations.
     6.3 Nondiscrimination Requirements for Pre-Tax Contributions.
     (a) ADP Test.
     (1) As of the last day of each Plan Year, the average Actual Deferral Percentages of Highly Compensated Employees (the “HCE-ADP”) may not exceed the average Actual Deferral Percentages of Non-Highly Compensated Employees (the “NHCE-ADP”) by more than the amount specified in the following table:

If NHCE-ADP is:	HCE-ADP may not exceed:
less than 2%	two times NHCE-ADP

2% but less than 8%	two percentage points more than NHCE-ADP

8% or higher	1.25 times NHCE-ADP
     The determination and treatment of Participants’ Actual Deferral Percentages will be subject to the requirements of any applicable regulations under the Code.
     (2) The ADP for a Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to make Pre-Tax Contributions (and, if applicable, to receive Qualified Nonelective Contributions) allocated to his accounts under two or more arrangements described in Section 1165(e) of the Code that are maintained by a Participating Employer, will be determined as if such Pre-Tax Contributions (and, if applicable, such Qualified Nonelective Contributions) were made under a single arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different Plan Years, all cash or deferred arrangements ending, with or within the same calendar year shall be treated as a single arrangement.
     (3) If the Plan satisfies the requirements of sections 1165(e), 1165(a)(3) or 1165(a)(4) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with the Plan, then this section shall be applied by determining the ADP of Covered Employees as if all such plans were a single plan.
     (4) For purposes of the ADP Test, Pre-Tax Contributions and

Qualified Nonelective Contributions must be made before the last day of the 12 month period immediately following the Plan Year to which contributions relate.
     (5) The Company will maintain records sufficient to demonstrate satisfaction of the ADP Test and the amount of Qualified Nonelective Contributions used in the ADP Test.
     (b) Adjustments to Actual Deferral Percentages. In the event that the allocation of the Pre-Tax Contributions and Qualified Nonelective Contributions for a Plan Year does not satisfy the ADP Test, the Plan Administrator may cause the Participating Companies to make, with respect to such Plan Year, Discretionary Contributions on behalf of, and allocable to, the Eligible Participants described in Section 5.3 with respect to such Plan Year, in the minimum amount necessary to satisfy the ADP Test. Such Discretionary Contributions shall be allocated among such Eligible Participants pursuant to one of the methods described in Section 5.3.
     6.4 Construction of Limitations and Requirements. The descriptions of the limitations and requirements set forth in this Article are intended to serve as statements of the minimum legal requirements necessary for the Plan to remain qualified under the applicable terms of the Code. The Participating Companies do not desire or intend, and the terms of this Article shall not be construed, to impose any more restrictions on the operation of the Plan than required by law. Therefore, the terms of this Article and any related terms and definitions in the Plan shall be interpreted and operated in a manner which imposes the least restrictions on the Plan. For example, if use of a more liberal definition of “Compensation” or a more liberal multiple use test is permissible at any time under the law, then the more liberal provisions may be applied as if such provisions were included in the Plan.
ARTICLE VII
INVESTMENTS
     7.1 Establishment of Trust Account. All Contributions are to be paid over to the Trustee to be held in the Trust Fund and invested in accordance with the terms of the Plan and the Trust.
     7.2 Investment Fund.
     (a) Establishment of Investment Funds. In accordance with the investment policy and objectives established by the Plan Administrator and the terms of the Plan and the Trust, the Trustee shall establish and maintain for the investment of assets of the Trust Fund, Investment Funds for the investment of Contributions and Accounts. Such Investment Funds shall be made available in a manner sufficient to comply with ERISA Section 404(c). The Trustee shall also be permitted to eliminate one or more of the then existing Investment Funds, whether or not replaced with a new Investment Fund. Such Investment Funds shall be established and modified by the Trustee from time to time without necessity of amendment to the Plan. Investment Funds also may be established and maintained for any limited purpose(s) the Plan Administrator may direct (for example, for the investment of certain specified Accounts transferred from a prior plan).

Notwithstanding the above, the Trustee, upon the direction of the Plan Administrator, shall establish a Company Stock Investment Fund. Such fund may only be established upon the direction of the Plan Administrator, and shall only be modified or eliminated upon direction of the Plan Administrator. The Trustee thus shall have no discretion with respect to or control over any such investment fund.
     (b) Reinvestment of Cash Earnings. Any investment earnings received in the form of cash with respect to any Investment Fund (in excess of the amounts necessary to make cash distributions or Restoration Contributions or to pay Plan or Trust expenses) shall be reinvested in such Investment Fund.
     7.3 Participant Direction of Investments. Subject to the provisions of section 404(c) of ERISA, each Participant or Beneficiary generally may direct the manner in which his Accounts and Contributions will be invested in and among the Investment Funds described in Section 7.2. Participant investment directions must be made in accordance with the requirements of ERISA section 404(c) and the following terms:
     (a) Investment of Contributions. Except as otherwise provided in this Section, each Participant may elect, on a form provided by the Plan Administrator, through an interactive telephone system, website or in such other manner as the Plan Administrator may prescribe, the percentage of his future Contributions that will be invested in each Investment Fund. An initial election of a Participant should be made as of the Entry Date coinciding with or immediately following the date the Participant commences or recommences participation in the Plan and will apply to all specified Contributions credited to such Participant’s Account after the Entry Date; however, an earlier investment election may be made with respect to a Rollover Contribution made before an Employee becomes an Active Participant. A Participant may make subsequent elections as of any Valuation Date, and those elections will apply to all Contributions credited to such Participant’s Accounts following that date. Contributions and/or Forfeitures that are credited to a Participant’s or Beneficiary’s Account will be subject to the investment election in effect on the date on which such amounts are actually received and credited, regardless of any prior date “as of” which such Contributions may have been allocated to his Account. Any election made pursuant to this subsection with respect to future Contributions will remain effective until changed by the Participant. If a Participant never makes an investment election or makes an incomplete or insufficient election in some manner, the Trustee, based on authorized directions from the Plan Administrator, will direct the investment of the Participant’s future Contributions in the Investment Fund that has been designated by the Plan Administrator as a “qualified default investment alternative,” as defined in 29 C.F.R. section 2550.404c-5(e), for the Participant.
     (b) Investment of Existing Account Balances. Except as otherwise provided in this Section, each Participant or Beneficiary may elect, on a form provided by the Plan Administrator, through an interactive telephone system, website or in such other manner as the Plan Administrator may prescribe, the percentage of his existing Accounts that will be invested in each Investment Fund. The Participant or Beneficiary may make such elections effective as of any Valuation Date following his Entry Date into the Plan. Each such election will remain in effect until changed by the Participant or Beneficiary. If a Participant fails to make an election for his existing Account pursuant to the terms of this subsection that is separate from any election he made for his Contributions pursuant to the terms of subsection (a), or if a Participant’s or Beneficiary’s investment election is incomplete or insufficient in some manner, the Participant’s or Beneficiary’s existing Account will continue to be invested in the same manner provided under the terms of the initial election affecting his Contributions.
     (c) Conditions Applicable to Elections. Allocations of investments in the various Investment Funds, as described in Subsections (a) and (b) hereof, shall be made in even multiples of 1% as directed by the Participant or Beneficiary. The Plan Administrator shall have complete discretion to adopt and revise procedures to be followed in making such investment elections. Such procedures may include, but are not limited to, the process of the election, the permitted frequency of making elections, the deadline for making elections and the effective date of such elections; provided, elections must be permitted at least once every 3 months. Any procedures adopted by the Plan Administrator that are inconsistent with the deadlines or procedures specified in this Section will supersede the provisions of this Section without the necessity of a Plan amendment.
     (d) Restrictions on Investment. To the extent any investment or reinvestment restrictions apply with respect to any Investment Funds (for example, restrictions on changes of investments between competing funds) or as a result of unanticipated depletion of cash liquidity within an Investment Fund, a Participant’s or Beneficiary’s ability to direct investments hereunder may be limited.
     (e) Sales and Purchases of Company Stock. Up to 100% of the Trust Fund may be invested in Company Stock by investing in the Company Stock Investment Fund described in Section 7.2, as follows:
     (1) To the extent that any cash amounts received by or held in the Trust Fund are to be invested in Company Stock, the Trustee, as directed by the Plan Administrator, or, pursuant to Section 7.3, by a Participant or Beneficiary, shall effect purchases of whole shares of Company Stock pursuant to procedures established by the Plan Administrator. The Trustee shall make such purchases in compliance with all applicable securities laws and may purchase Company Stock (A) in the open market, (B) in privately negotiated transactions with holders of Company Stock and/or the Company, and/or (C) through the exercise of stock rights, warrants or options. With respect to Company Stock purchased on the open market, the total cost to Participants shall include acquisition costs.
     (2) To the extent that any shares of Company Stock held in the Trust Fund are to be liquidated for purposes of investing in one or more of the other Investment Funds, making distributions and/or otherwise, the Trustee, in a manner consistent with the terms of subsection (1), shall sell, at fair market value, the appropriate number of shares of Company Stock to effect such election.

     (3) If Company Stock is to be purchased or sold, such purchases and sales shall be made as soon as administratively practicable.
     7.4 Valuation.
     (a) As of each Valuation Date, the Trustee shall determine the fair market value of each of the Investment Funds after first deducting any expenses which have not been paid by the Participating Companies. All costs and expenses incurred in connection with Plan investments and, unless paid by the Participating Companies, all costs and expenses incurred in connection with the general administration of the Plan and the Trust, shall be allocated between the Investment Funds in the proportion in which the amount invested in each Investment Fund bears to the amount invested in all Investment Funds as of the appropriate Valuation Date; provided, all costs and expenses directly identifiable to one Investment Fund shall be allocated to that Investment Fund.
     (b) All purchases and sales of Company Stock or Investment Fund units shall be credited to a Participant’s account for reporting purposes after the purchase and sale of the Company Stock or such units is settled by the Trustee.
     (c) In the event Company Stock or other qualifying securities are or become not readily tradable on an established market, the fair market value thereof shall be as determined by an independent appraiser and shall be determined (i), in the case of a transaction between the Plan and a disqualified person, as of the date of the transaction; or (ii), in the case of all other transactions, as of the most recent prior date in the Plan Year of the transaction or the immediately preceding Plan Year for which such value has been so determined by such an appraiser.
     7.5 Voting and Tender Offer Rights.
     (a) Voting and Tender Offer Rights With Respect to Investment Funds. To the extent and in the manner permitted by the Trust and/or any documents establishing or controlling any of the Investment Funds, Participants and Beneficiaries shall be given the opportunity to vote and tender their interests in each such Investment Fund. Otherwise, such interests shall be voted and/or tendered by the Investment Manager or other fiduciary that controls such Investment Fund, as may be provided in the controlling documents.
     (b) Voting and Tender Offer Rights With Respect to Company Stock. Notwithstanding any other provisions of this Plan, the provisions of this Section shall govern the voting and tendering of Company Stock held in the Trust Fund.
     (1) Voting.
     (A) At the time of mailing of notice of each annual or special stockholder’s meeting, Rent-A-Center, Inc. or its soliciting agent shall send a copy of such notice and all proxy solicitation materials to each Participant, together with a voting instruction form for return to the Trustee or its designee. Such form shall show the number of full and fractional shares of Company Stock credited to the Participant’s Account. For purposes of this Section, the number of shares of Company Stock deemed “credited” to any Participant’s Account shall be determined as of the last preceding Valuation Date for which crediting and adjustment of Accounts has been completed. The Plan Administrator or its designee shall provide the Trustee with a copy of any materials provided to the Participants and shall certify to the Trustee, if requested, that such materials have been mailed or otherwise sent to Participants.
     (B) Each Participant shall have the right to instruct the Trustee as to the manner in which the Trustee is to vote that number of shares of Company Stock allocated to such Participant’s Accounts. Instructions from a Participant to the Trustee concerning the voting of Company Stock shall be communicated in writing, or any other means established by the Trustee. Upon its receipt of such instructions, the Trustee shall vote such shares of Company Stock as instructed by the Participant. If the Trustee shall not receive voting instructions from a Participant with respect to shares of Company Stock allocated to the Participant’s Account, the Trustee shall vote such shares in accordance with Section 7.5(b)(1)(C) below.
     (C) The Trustee shall vote all shares of Company Stock as to which it has not received voting instructions in the same proportion on each issue as it votes those shares allocated to Participants’ Accounts for which it received voting instructions from Participants.
     (D) Any instruction or other communication by a Participant to the Trustee concerning any voting matter shall be held in confidence by the Trustee and shall not be divulged to the Company or to any officer or employee thereof or to any other person or entity.
     (E) For purposes of this subsection, as well as subsection (2) below, the term “Participant” shall include the beneficiary of a deceased Participant and any alternate payee (as described in Section 9.5) for whom an account has been established with an interest in Company Stock.
     (2) Tender Offers.
     (A) Upon commencement of a tender offer for Company Stock, the Company shall notify each Participant of such tender offer and utilize its best efforts to distribute or cause to be distributed to the Participant such information as is distributed to shareholders of the Company in connection with such tender offer and shall provide a means by which the Participant can instruct the Trustee whether or not to tender the Company Stock credited to such Participant’s Account. The Company shall provide the Trustee with a copy of any materials provided to the Participants and shall certify to the Trustee, if requested, that such materials have been mailed or otherwise sent to Participants.
     (B) Each Participant, whether or not such Participant is then vested in such Participant’s Accounts, shall have the right to instruct the Trustee as to the manner in which the Trustee is to respond to the tender offer for any or all of the Company Stock held in the Company Stock Investment Fund that are credited to such Participant’s Account. Instructions from a Participant to the Trustee concerning the tender of Company Stock shall be communicated in writing, or any other means established by the Trustee. The Trustee shall respond to the tender offer with respect to such Company Stock as instructed by the Participant. if a Trustee has not received tender instructions from a Participant with respect to Company Stock credited to that Participant’s Account, the Trustee shall have the responsibility for responding to the tender offer with respect to such shares.
     (C) A Participant who has directed the Trustee to tender any or all of the shares of Company Stock credited to such Participant’s Account may, at any time prior to the tender offer withdrawal date, instruct the Trustee to withdraw, and the Trustee shall withdraw, such shares from the tender offer prior to the tender offer withdrawal deadline. A Participant shall not be limited as to the number of instructions to tender or withdraw that the Participant may give to the Trustee.
     (D) Any instruction or other communication by a Participant to the Trustee concerning any tender offer matter shall be held in confidence by the Trustee and shall not be divulged to the Company or to any officer or employee thereof or to any other person or entity.
     7.6 Fiduciary Responsibilities for Investment Directions. All fiduciary responsibility with respect to the selection of Investment Funds for the investment of a Participant’s or Beneficiary’s Accounts shall be allocated to the Participant or Beneficiary who directs the investment. Neither the Plan Administrator, the Investment Manager, the Trustee nor any Participating Employer shall be accountable for any loss sustained by reason of any action taken, or investment made, pursuant to an investment direction.
     7.7 Appointment of Investment Manager. The Plan Administrator may appoint any one or more individuals or entities to serve as the Investment Manager or Managers of the entire Trust or of all or any designated portion of a particular Investment Fund or Investment Funds. The Investment Manager shall certify that it is qualified to act as an “investment manager” within the meaning of Section 3(38) of ERISA and shall acknowledge in writing its fiduciary status with respect to the assets placed under its control. The appointment of the Investment Manager shall be effective upon the Trustee’s receipt of a copy of an appropriate Plan Administrator resolution (or such later effective date as may be contained therein), and the appointment shall continue in effect until receipt by the Trustee of a copy of an Plan Administrator resolution removing or accepting the resignation of the Investment Manager (or such later effective date as may be specified therein). If an Investment Manager is appointed, the

Investment Manager shall have the power to manage, acquire and dispose of any and all assets of the Trust Fund, as the case may be, which have been placed under its control, except to the extent that such power is reserved to the Trustee by the Company. If an Investment Manager is appointed; the Trustee shall be relieved of any and all liability for the acts or omissions of the Investment Manager, and the Trustee shall not be under any obligation to invest or otherwise manage any assets which are subject to the management of the Investment Manager.
     7.8 Purchase of Life Insurance. Life insurance contracts shall not be purchased.
     7.9 Transition Rule. For purposes of effectuating a change in the Plan’s recordkeeper, and notwithstanding anything contained in this Article VII to the contrary, the Plan Administrator may designate a period during which no participant direction of investments shall be permitted.
ARTICLE VIII
VESTING IN ACCOUNTS
     8.1 General Vesting Rule.
     (a) Fully Vested Accounts. All Participants shall at all times be fully vested in their Pre-Tax and Rollover Accounts, as well as in any subaccount that holds Qualified Nonelective Contributions made in their behalf. Transfer Accounts shall be subject to the vesting schedule in subsection (c) unless a different vesting schedule is specified on a schedule to the Plan.
     (b) Rent-A-Center, Inc. 401(k) Retirement Savings Plan Participants. All individuals who were participants under the Rent-A-Center, Inc. 401(k) Retirement Savings Plan on December 31, 2008, will be credited with Years of Vesting Service in accordance with the terms of the Rent-A-Center, Inc. 401(k) Retirement Savings Plan on that date.
     (c) Matching Account and Profit Sharing Account. Except as provided in Sections 8.2, 8.3 and 8.4, the Matching Account and Profit Sharing Account of each Participant, who performs an Hour of Service on or after the Effective Date shall vest in accordance with the following vesting schedule, based on the total of the Participant’s Years of Vesting Service:

Years of Vesting Service	Vested Percentage of Participant’s
Completed by Participant	Matching Account and Profit Sharing Account
Less than 1 Year	0%
1 Year, but less than 2	20%
2 Years, but less than 3	40%
3 Years, but less than 4	60%
4 Years, but less than 5	80%
5 Years or more	100%

     8.2 Vesting Upon Attainment of Normal Retirement Age, Death or Disability. Notwithstanding Section 8.1, a Participant’s Matching Account and Profit Sharing Account shall become 100% vested and nonforfeitable upon the occurrence of any of the following events:
     (a) The Participant’s attainment of Normal Retirement Age while still employed as an employee of any Affiliate;
     (b) The Participant’s death while still employed as an employee of any Affiliate; or
     (c) The Participant’s becoming Disabled while still employed as an employee of any Affiliate.
     8.3 Timing of Forfeitures and Vesting after Restoration Contribution. If a Participant who is not yet 100% vested in his Matching and Profit Sharing Accounts separates from service with all Affiliates, the nonvested amount in his Matching and Profit Sharing Accounts shall be forfeited and shall become available for allocation as a Forfeiture (in accordance with the terms of Section 5.5) in the Plan Year after such Participant incurs 5 consecutive 1-year Breaks in Service; provided, if such Participant elects to receive a distribution of all of his vested Matching and Profit Sharing Accounts, the nonvested amount in the Matching and Profit Sharing Accounts (i) shall be forfeited and shall become available for allocation as a forfeiture (in accordance with the terms of Section 5.5) in the Plan Year during which such distribution occurs and (ii) shall be subject to the restoration rules set forth herein; and, provided further, if a Participant has no vested interest in his Matching and Profit Sharing Accounts at the time he separates from service, he shall be deemed to have received a cash-out distribution at the time he separates from service, and the forfeiture provisions of this Section shall apply. If such a Participant resumes employment with an Affiliate after he has incurred 5 or more consecutive Breaks in Service, such nonvested amount shall not be restored. If such a Participant resumes employment with an Affiliate before he has incurred 5 consecutive Breaks in Service, the nonvested amount shall be restored as follows:
     (a) Reemployment and Vesting After Cash-Out Distribution. If by the date of reemployment such a Participant has received a distribution of the entire vested interest in his Matching and Profit Sharing Accounts not later than the second Plan Year following the Plan Year in which his separation from service with all Affiliates occurred, the provisions of Section 3.8(a) shall be applicable (requiring repayment by such a Participant as a condition for restoration of the nonvested amount). Upon such repayment, the rehired individual immediately shall be credited on the vesting schedule set forth in Section 8.1 with all previously earned Years of Vesting Service.
     (b) Reemployment and Vesting Before Any Distribution. If such a Participant has no vested interest in his Account (such that he had a deemed cashout of his Matching and Profit Sharing Accounts), his Matching and Profit Sharing Accounts shall be restored pursuant to the terms of Section 3.7 and then shall be subject to all of the vesting rules in this Article VIII as if no Forfeitures had occurred.

     8.4 Vesting after Delayed or In-Service Distribution. If a Participant (i) has received an in-service withdrawal of all or a portion of his Matching Account and/or Profit Sharing Account, or (ii) becomes reemployed by any Affiliate before incurring 5 consecutive 1-year Breaks in Service and after having received a distribution of the entire vested interest in his Matching and Profit Sharing Accounts later than the close of the second Plan Year following the Plan Year in which separation from service with all Affiliates occurred, then, notwithstanding the general rules set forth in Section 8.1, the nonvested amount of his Accounts shall be restored pursuant to the terms of Section 3.8, and the total amount of his undistributed Matching Account (including the restored amount) shall be credited to his Matching Account and the total amount of his undistributed Profit Sharing Account (including the restored amount) shall be credited to his Profit Sharing Account. The vested interest of such Participant in such Matching and Profit Sharing Accounts prior to the date such Participant (i) again separates from service with all Affiliates, (ii) incurs 5 consecutive Breaks in Service (such that the nonvested portions of his Matching and Profit Sharing Accounts are forfeited), or (iii) becomes 100% vested pursuant to the terms of Sections 8.1 or 8.2 hereof (whichever is earliest), shall be determined pursuant to the following formula:
X = P (AB + [R x D]) — (R x D),
where X is the vested interest at the relevant time (that is, the time at which the vested percentage in such Matching Account cannot increase); P is the vested percentage at the relevant time; AB is the balance of his Matching Account at the relevant time; D is the amount of the distribution; and R is the ratio of his Matching Account balance at the relevant time to such Account’s balance immediately after the distribution.
     8.5 Amendment to Vesting Schedule. Notwithstanding anything herein to the contrary, in no event shall the terms of any amendment to the Plan reduce the vested percentage that any Participant has earned under the Plan. In the event that the Plan provides for Participants to vest in their Accounts at a rate which is faster than that provided under any amendment hereto (or in the event any other change is made that directly has an adverse effect on Participants’ vested percentage), any Participant who has 3 or more Years of Vesting Service will have his vested percentage calculated under the schedule in the Plan that gives him higher vested percentage.
ARTICLE IX
PAYMENT OF BENEFITS FROM ACCOUNTS
     9.1 Benefits Payable Upon Separation From Service for Reasons Other Than Death.
     (a) General Rule Concerning Benefits Payable. In accordance with the terms of subsection (b) hereof and subject to the restrictions set forth in subsections (c) and (d), if a Participant separates from service with all Affiliates for any reason other than death, or if a Participant becomes Disabled but remains an employee of an Affiliate, he (or his Beneficiary, if he dies after such separation from service) shall be entitled to receive or begin receiving a distribution of (i) the vested amount credited to his Account determined as of the Valuation Date on which such distribution is processed, plus (ii) the vested amount of any Contributions made on his behalf since such Valuation Date. For purposes of this Article, the “date on which such distribution is processed” refers to the date established for such purpose by administrative practice, even if actual payment and/or processing is made at a later date due to delays in the valuation, administrative or any other procedure.
     (b) Timing of Distribution.
     (1) Except as provided in subsections (b)(2), (b)(3) and (d), benefits payable to a Participant under this Section shall be distributed as soon as administratively practicable after the Participant becomes Disabled or separates from service with all Affiliates for any reason other than death.
     (2) Notwithstanding the foregoing, in the event that (A) the value of the Participant’s Account exceeds or at the time of any prior distribution exceeded $1,000 and (B) the distribution date described in subsection (b)(1) hereof occurs or is to occur prior to the Participant’s attainment of Normal Retirement Age, benefits shall not be distributed to such Participant at the time set forth in subsection (b)(1) hereof without the Participant’s written election on a form provided by the Plan Administrator. In order for such Participant’s election to be valid, he must actually separate from service or he must become Disabled on or before the distribution date described in subsection (b)(1), his election must be filed with the Plan Administrator within the 30-day period ending on such date, and the Plan Administrator (no later than 30 days before such distribution date) must have presented him with a notice informing him of his right to defer his distribution; provided, the Participant may elect to waive the minimum 30 day notice period and to receive his distribution before the end of such period. If the Participant does not consent in writing to the distribution of his benefit at such time, his benefit shall be distributed as soon as practicable after the earlier of (i) the date he files a written election with the Plan Administrator requesting such payment, or (ii) the date he attains age 65.
     (3) Notwithstanding anything in the Plan to the contrary, in no event shall payment of the Participant’s benefit be made later than 60 days after the end of the Plan Year which includes the latest of (i) the date on which the Participant attained Normal Retirement Age, (ii) the date which is the 10th anniversary of the date he commenced participation in the Plan, or (iii) the date he actually separates from service with all Affiliates; provided, if the amount of the payment cannot be ascertained by the date as of which payments are scheduled to be made hereunder, payment shall be made no later than 60 days after the earliest date on which such payment can be ascertained under the Plan.
     (c) Restrictions on Distributions from Pre-Tax Accounts. Notwithstanding anything in the Plan to the contrary, (i) amounts in the Participant’s Pre-Tax Account, (ii) amounts in a Participant’s Transfer Accounts credited with pre-tax contributions, and amounts in a Participant’s Qualified Nonelective Contributions subaccount, if any, shall not be distributable to such Participant earlier than the earliest of the following to occur:

     (1) The Participant’s death, Disability or Severance from Employment with all Affiliates;
     (2) The termination of the Plan without the establishment or maintenance of a successor defined contribution plan at the time the Plan is terminated or within the period ending 12 months after the final distribution of all assets in all Pre-Tax and Transfer Accounts described above in this subsection; provided, if fewer than 2% of the Employees who are or were eligible under the Plan at the time of its termination are or were eligible under another defined contribution plan at any time during the 24 month period beginning 12 months before the time of termination, such other plan shall not be a successor plan;
     (3) The date of disposition by the Participating Employer employing such Participant of substantially all of its assets that were used by such Participating Employer in a trade or business; provided, such Participant continues employment with the corporation acquiring such assets. The sale of 85% of the assets used in a trade or business will be deemed a sale of “substantially all” of the assets used in such trade or business;
     (4) The date of disposition by the Participating Employer employing such Participant of its interest in a subsidiary; provided, such Participant continues employment with such subsidiary;
     (5) The attainment by such Participant of age 59 1/2; or
     (6) Except in the case of Qualified Nonelective Contributions (and the earnings thereon), the Participant’s incurrence of a financial hardship as described in Section 10.1;
provided, for an event described in subsections (c)(2), (c)(3) or (c)(4) to constitute events permitting a distribution from a Pre-Tax Account or a sub-account containing Qualified Nonelective Contributions (or the affected Transfer Accounts), such distribution must be made on account of such event in the form of a lump sum distribution; and provided further, for the events described in subsections (c)(3) or (c)(4) hereof to constitute events permitting such a distribution, the Participating Employer must maintain the Plan after the disposition.
     (d) Delay Upon Reemployment or Termination of Disability. If a Participant becomes eligible to receive a benefit payment in accordance with the terms of subsection (a) and subsequently is reemployed by an Affiliate (or ceases to be Disabled, as applicable) prior to the time his Account has been distributed, the distribution to such Participant shall be delayed until such Participant again becomes eligible to receive a distribution from the Plan.
     9.2 Death Benefits. If a Participant dies before payment of his benefits from the Plan is made, the Beneficiary or Beneficiaries (including a Surviving Spouse) designated by such Participant in his latest beneficiary designation form filed with the Plan Administrator in accordance with the terms of Section 9.6 shall be entitled to receive a distribution of the total of (i) the entire vested amount credited to such Participant’s Account determined as of the Valuation Date on which the distribution is processed, plus (ii) any Contributions made on such Participant’s behalf since such Valuation Date. Benefits shall be distributed to such Beneficiary or Beneficiaries (including a Surviving Spouse) as soon as administratively feasible (and, if practicable, within 90 days) after the date of the Participant’s death (or, if later, after timing restrictions and requirements under the Code are satisfied). The Plan Administrator may direct the Trustee to distribute a Participant’s Account to a Beneficiary without the written consent of such Beneficiary.
     9.3 Forms of Distribution.
     (a) General Rule. Except as provided in subsection (b), Participants shall be entitled to elect to have all benefits described in this Article IX distributed by payment in a lump sum; provided, to the extent a Participant’s or Beneficiary’s Account is invested in at least 5 whole shares of Company Stock, the Participant or Beneficiary may elect to receive his distribution in whole shares of such stock, rather than in cash.
     (b) Direct Rollover Distributions. If a Participant, Beneficiary, Surviving Spouse, or a spousal alternate payee under a qualified domestic relations order who is the recipient of any Eligible Rollover Distribution, elects to have such Eligible Rollover Distribution paid directly to an Eligible Retirement Plan and specifies (in such form and at such time as the Plan Administrator may prescribe) the Eligible Retirement Plan to which such distribution is to be paid, such distribution shall be made in the form of a direct trustee-to-trustee transfer to the specified Eligible Retirement Plan; provided, such transfer shall be made only to the extent that the Eligible Rollover Distribution would be included in gross income if not so transferred.
     9.4 Cash-Out Payment of Benefit. Notwithstanding anything to the contrary in this Article IX, in the event that (i) a Participant has not elected a distribution in accordance with Section 9.1(b)(2) and the amount of his vested Account balance falls below $1,000 at any time following the date he is first eligible for a distribution, or (ii) the amount of the Participant’s vested Account balance is $1,000 or less when he is first eligible for a distribution, the Plan Administrator may distribute such Participant’s vested Account balance to him without written consent, provided that (A) proper notice regarding the Participant’s rights to a distribution is given to the Participant, and (B) the amount of the vested Account balance remains less than $1,000 on the date the distribution is made.
In determining the value of a Participant’s Account for purposes of this Section relating to the $1,000 limit, the Plan Administrator shall include that portion of the Participant’s Account that is attributable to Rollover Contributions (and earnings allocable thereto).
In the event a Participant has no vested interest in his Account at the time of his separation from service, he shall be deemed to have received a cash-out distribution at the time of his separation from service, and the forfeiture provisions of Section 8.3 shall apply.

     9.5 Qualified Domestic Relations Orders. In the event the Plan Administrator receives a domestic relations order which it determines to be a qualified domestic relations order, the Plan shall pay such benefit to the prescribed alternate payee(s) at such time and in such form as shall be described in the qualified domestic relations order and permitted under Section 14.1(b). If the qualified domestic relations order requires immediate payment, the specified benefit shall be paid to the alternate payee as soon as practicable following the end of the month within which the Plan Administrator determines that the order is qualified or, if later, after timing restrictions and requirements under the Code are satisfied. To the extent consistent with the qualified domestic relations order, the amount of the payment to an alternate payee shall include earnings, interest and other investment proceeds through (but not after) the Valuation Date as of which the Trustee processes the distribution. If a Participant’s Account is partially paid or payable to an alternate payee, the Participant’s remaining portion of his Account shall be reduced accordingly and shall be subject to the distribution provisions in this Article IX.
     9.6 Beneficiary Designation.
     (a) General. In accordance with the terms of this Section, Participants shall designate and from time to time may redesignate their Beneficiary or Beneficiaries of the benefits described in this Article IX in such form and manner as the Plan Administrator may determine. A Participant shall be deemed to have named his Surviving Spouse, if any, as his sole Beneficiary unless his Spouse consents to the payment of all or a specified portion of the Participant’s benefit to a Beneficiary other than or in addition to the Surviving Spouse in a manner satisfying the requirements of a Qualified Spousal Waiver and such other procedures as the Plan Administrator may establish. Notwithstanding the foregoing, a married Participant may designate a nonspouse Beneficiary without a Qualified Spousal Waiver if the Participant establishes to the satisfaction of the Plan Administrator that a Qualified Spousal Waiver may not be obtained because his Spouse cannot be located or such other permissible circumstances exist as the Puerto Rico Secretary of the Treasury may prescribe by regulation. The designation of a Beneficiary other than the Spouse will be subject to the provisions and limitations of the Puerto Rico Civil Code concerning the rights of legal heirs.
     (b) No Designation or Designee Dead or Missing. In the event that:
     (1) a Participant dies without designating a Beneficiary;
     (2) the Beneficiary designated by a Participant is not surviving when a payment is to be made to such person under the Plan, and no contingent Beneficiary has been designated; or
     (3) the Beneficiary designated by a Participant cannot be located by the Plan Administrator within one year after the date benefits are to commence to such person;
     then, in any of such events, the Beneficiary of such Participant with respect to any benefits that remain payable under this Article IX shall be the Participant’s Surviving Spouse, if any, and if not, to the Participant’s legal heirs.

     (c) Former Spouse. Upon the marriage of a single Participant who was formerly married and upon the entry of a decree of divorce respecting a married Participant and his or her former spouse, any designation of a former spouse as Beneficiary of such Participant shall be revoked automatically and become ineffective on and after the date the decree is entered, unless otherwise provided in a Qualified Domestic Relations Order. The automatic revocation of such Beneficiary designation shall cause the Participant’s benefit to be distributed under the provisions of the Plan as if such spouse had predeceased the Participant. However, a Participant may designate a former spouse as a Beneficiary under the Plan, provided a properly completed Beneficiary designation form is filed with the Plan Administrator subsequent to the marriage of a single Participant who was formerly married or the entry of a decree of divorce respecting a Participant and a former spouse.
     9.7 Claims and Appeal Procedures.
     (a) Claims and Appeal Procedures. The Plan Administrator shall adopt, and may change from time to time, claims and appeal procedures, provided that such claims and appeal procedures and any changes thereto shall conform with Section 503 of the Employee Retirement Income Security Act of 1974 and the regulations promulgated thereunder. Such claims and appeal procedures, as in effect from time to time, shall be deemed to be incorporated herein and made a part hereof.
     (b) Satisfaction of Claims. Any payment to a Participant or Beneficiary, or to his legal representative or heirs at law, all in accordance with the provisions of the Plan, shall to the extent thereof be in full satisfaction of all claims hereunder against the Trustee, the Plan Administrator and the Adopting Company, any of whom may require such Participant, Beneficiary, legal representative or heirs at law, as a condition to such payment, to execute a receipt and release therefore in such form as shall be determined by the Trustee, the Plan Administrator or the Adopting Company, as the case may be. If receipt and release shall be required but execution by such Participant, Beneficiary, legal representative or heirs at law shall not be accomplished so that the terms of Section 9.1(b) (dealing with the timing of distributions) may be fulfilled, such benefits may be distributed or paid into any appropriate court or to such other place as such court shall direct, for disposition in accordance with the order of such court, and such distribution shall be deemed to comply with the requirements of Section 9.1(b).
     9.8 Unclaimed Benefits. The Plan shall not require either the Plan Administrator or the Trustee to search for, or to ascertain the whereabouts of, any Participant or Beneficiary. In the event (i) a Participant becomes entitled to benefits under this Article IX, other than death benefits, (ii) the Plan Administrator is unable to locate such Participant (after sending a letter return receipt requested to the Participant’s last known address) and (iii) the Participant fails to claim his distributive share or make his whereabouts known in writing to the Plan Administrator within six months from the date of the mailing of the letter notifying such Participant of his entitlement to such benefits, then the full Account of the Participant shall be deemed abandoned and treated as a Forfeiture. A Forfeiture under this paragraph, will occur at the end of the notice period or, if later, the earliest date applicable regulations would permit the Forfeiture; provided, in the event such Participant is located or makes a claim subsequent to the allocation of the abandoned Account; the amount of such abandoned Account (unadjusted for any investment gains or losses from the time of abandonment) shall be restored (from abandoned Accounts, Forfeitures, Trust earnings or Contributions made by the Participating Companies) to such Participant, as appropriate; and provided further, the Plan Administrator, in its sole discretion, may delay the deemed date of abandonment of any such Account for a longer period if it believes that it is in the best interest of the Plan to do so.
     9.9 Transition Rule. For purposes of effectuating a change in the Plan’s recordkeeper, and notwithstanding anything contained in this Article IX to the contrary, the Plan Administrator may designate a period during which no distributions shall be permitted.
     9.10 Distribution Upon Severance from Employment. A Participant’s Accounts shall be distributable on account of the Participant’s Severance from Employment, regardless of when the Severance from Employment occurred. However, such a distribution shall be subject to the other provisions of the Plan regarding distributions, other than provisions that require a separation from service before such amounts may be distributed.
ARTICLE X
WITHDRAWALS AND LOANS
     10.1 Hardship Withdrawals.
     (a) Parameters of Hardship Withdrawals. A Participant who is an Employee of an Affiliate may make, on account of hardship, a withdrawal from the Plan. Any such distribution shall first be made from his Pre-Tax Account balance (other than earnings), then the vested portion of such a Participant’s Matching Account and Profit Sharing Account. No distribution may be made of a Participant’s Qualified Nonelective Contributions. For purposes of this subsection, a withdrawal will be on account of “hardship” if it is necessary to satisfy an immediate and heavy financial need of the Participant.
     (b) Immediate and Heavy Financial Need. For purposes of the Plan, an immediate and heavy financial need shall be deemed to exist if the withdrawal is on account of:
     (1) Expenses for (or necessary to obtain) medical care that would be deductible under Code section 1023(aa)(2)(P) for the Participant, the Participant’s spouse or dependents;
     (2) Costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments);
     (3) Payment of tuition, related educational fees, and room and board expenses, for up to the next 12 months of post-secondary education for the Participant or the Participant’s spouse, children or dependents;
     (4) Payments necessary to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of that residence;
     (5) Such other purposes as permitted by the Commissioner of Internal Revenue.
     (c) Necessary to Satisfy a Financial Need. A distribution is deemed necessary to satisfy an immediate and heavy financial need of a Participant if all of the following requirements are satisfied: (1) the Participant may not make Elective Deferrals, Catch-up Contributions or Employee Contributions to the Plan for the 12-month period following the date of his receipt of the hardship withdrawal; (2) in the calendar year following the date of the withdrawal, the Participant may not make Pre-Tax Contributions which, when added to his Pre-Tax Contributions during the calendar year of the withdrawal, exceed the Maximum Deferral Amount; (3) the hardship withdrawal is not in excess of the amount of the immediate and heavy financial need (including any amounts necessary to pay any income taxes or penalties reasonably anticipated to result from the distribution); and (4) the Participant must have obtained all distributions, other than hardship distributions, and all nontaxable loans (determined at the time of the loan) currently available under this Plan and all other qualified plans maintained by one or more Participating Companies, and (5) the Participant satisfies such other requirements as may be prescribed by the Puerto Rico Secretary of the Treasury. The suspension of elective deferrals and employee contributions described in subsection (1) must also apply to all other qualified and to all nonqualified plans of deferred compensation maintained by the Participating Employer, other than any mandatory employee contribution portion of a defined benefit plan, including any stock option, stock purchase and other similar plans, but not including health or welfare benefit plans (other than the cash or deferred arrangement portion of a cafeteria plan).
     10.2 Age 59½ Withdrawals. A Participant who has attained age 59 1/2 and is an Employee of an Affiliate may request a withdrawal of all or part of his vested Account. A Participant who makes a withdrawal under this Section may not make a Pre-Tax Contribution for 12 months following the date of the in-service withdrawal.
     10.3 Rollover Account Withdrawals. A Participant may request a withdrawal of all or a part of his Rollover Account.
     10.4 Source of Withdrawal Amounts. For a withdrawal permitted under Section 10.2, the withdrawal amount shall be charged against the vested portion of the Participant’s subaccounts in the same proportion as the vested balance of each subaccount bears to the total vested balance of all of a Participant’s subaccounts. If the assets of an Account are invested in more than one Investment Fund, the withdrawal amount shall be charged against each Investment Fund in the same proportion as the balance of a subaccount in each Investment Fund bears to the total balance of that subaccount in all Investment Funds.
     10.5 Election to Withdraw. All applications for withdrawals shall be in writing on a form provided by the Plan Administrator (or in such other format or medium as the Plan Administrator may permit) and shall contain such information and be made at such time as the Plan Administrator may reasonably request.

     10.6 Payment of Withdrawal. The amount of any withdrawal shall be paid to a Participant in a single-sum, cash payment as soon as practicable after the Plan Administrator receives and approves a property completed withdrawal application. At the time of making any withdrawals for a Participant, his Account may be charged with any administrative expenses (such as check processing fees) specifically allocable against his Account pursuant to the policies of the Plan Administrator. Any withdrawal shall be treated as a payment of benefits under Article IX and all of the requirements of that Article.
     10.7 Loans to Participants. Loans to Participants, Beneficiaries and alternate payees who are parties-in-interest as defined in Section 3(14) of ERISA generally shall be allowed; provided, if the Plan Administrator determines in its sole discretion that it is not administratively feasible or desirable to make such loans during any period of time, no loans shall be made during such period. The Plan Administrator has established a loan policy which outlines the terms, conditions and limits relating to loans, which hereby is incorporated by reference.
     10.8 Transition Rule. For purposes of effectuating a change in the Plan’s recordkeeper, and notwithstanding anything contained in this Article X to the contrary, the Plan Administrator may designate a period during which no withdrawals or loans shall be permitted.
ARTICLE XI
ADMINISTRATION
     11.1 Plan Administrator. The Administrative Committee of the Rent-A-Center, Inc. 401(k) Retirement Savings Plan shall be the Plan Administrator and shall have the authority to appoint an individual or committee to carry out the duties of Plan Administrator.
     11.2 Powers and Responsibility. The Plan Administrator shall fulfill the duties of “administrator” as set forth in Section 3(16) of ERISA and shall have complete control of the administration of the Plan hereunder, with all powers necessary to enable it properly to carry out its duties, in its sole discretion as set forth in the Plan and the Trust Agreement. The Plan Administrator shall have the following duties and responsibilities, all of which shall be exercisable within the sole discretion of the Plan Administrator:
     (a) to construe the Plan and to determine all questions that shall arise thereunder;
     (b) to have all powers elsewhere herein conferred upon it;
     (c) to decide all questions relating to the eligibility of Employees to participate in the benefits of the Plan;
     (d) to determine the benefits of the Plan to which any Participant or Beneficiary may be entitled;
     (e) to maintain and retain records relating to Participants and Beneficiaries;
     (f) to prepare and furnish to Participants all information required under federal law or provisions of the Plan to be furnished to them;
     (g) to prepare and furnish to the Trustee sufficient employee data and the amount of Contributions received from all sources so that the Trustee may maintain separate accounts for Participants and Beneficiaries and make required payments of benefits;
     (h) to prepare and file or publish with the Secretary of Labor, the Secretary of the Treasury, their delegates and all other appropriate government officials all reports and other information required under law to be so filed or published;
     (i) to provide directions to the Trustee with respect to methods of benefit payment, and all other matters where called for in the Plan or requested by the Trustee;
     (j) to engage assistants and professional advisers;
     (k) to arrange for fiduciary bonding;
     (l) to provide procedures for determination of claims for benefits; and
     (m) to designate, from time to time, the Trustee; all as further set forth herein.
     11.3 Reporting and Disclosure. The Plan Administrator shall keep all individual and group records relating to Participants and Beneficiaries and all other records necessary for the proper operation of the Plan. Such records shall be made available to the Participating Companies and to each Participant and Beneficiary for examination during normal business hours except that a Participant or Beneficiary shall examine only such records as pertain exclusively to the examining Participant or Beneficiary and the Plan and Trust Agreement.
     11.4 Construction of the Plan. The Plan Administrator shall take such steps as are considered necessary and appropriate to remedy any inequity that results from incorrect information received or communicated in good faith or as the consequence of an administrative error. The Plan Administrator, in its sole and full discretion, shall interpret the Plan and shall determine the questions arising in the administration, interpretation and application of the Plan. The Plan Administrator shall correct any defect, reconcile any inconsistency or supply any omission with respect to the Plan.
     11.5 Assistants and Advisors.
     (a) Engaging Advisors. The Plan Administrator shall have the right to hire such professional assistants and consultants as it, in its sole discretion, deems necessary or advisable. To the extent that the costs for such assistants and advisors are not paid by the Company, they shall be paid at the direction of the Plan Administrator from the Trust Fund as an expense of the Trust Fund.
     (b) Reliance on Advisors. The Plan Administrator and the Participating Companies shall be entitled to rely upon all certificates and reports made by an accountant, attorney or other professional adviser selected pursuant to this Section; the

Plan Administrator, the Participating Companies, and the Trustee shall be fully protected in respect to any action taken or suffered by them in good faith in reliance upon the advice or opinion of any such accountant, attorney or other professional adviser; and any action so taken or suffered shall be conclusive upon each of them and upon all other persons interested in the Plan.
11.6 Investment Authority.
     (a) Funding Policy. The Plan Administrator is authorized to establish and carry out a funding policy consistent with the Plan objectives and with the requirements of any applicable law. Such policy shall be in writing and shall have due regard for the liquidity needs of the Trust. Such funding policy shall also state the general investment objectives of the Trust and the philosophy upon which maintenance of the Plan is based.
     (b) Duties. The Plan Administrator also shall have responsibility and authority:
     (1) To appoint one or more persons to serve as investment manager with respect to all or part of the Plan assets, including assets maintained under separate accounts of an insurance company;
     (2) To take any action appropriate to ensure that the Plan assets are invested for the exclusive purpose of providing benefits to Participants and their Beneficiaries in accordance with the Plan and defraying reasonable expenses of administering the Plan, subject to the requirements of any applicable law;
     (3) To employ one or more persons to render advice with respect to any responsibility or authority being carried out by the Plan Administrator. To the extent that the costs for such assistants and advisors are not paid by the Company, they shall be paid at the direction of the Plan Administrator from the Trust Fund as an expense of the Trust Fund; and
     (4) To select the investment alternatives for the Plan consistent with its funding policy and the Plan’s objectives. The Plan Administrator in its sole discretion, may authorize the Trustee to select the investment alternatives for the Plan consistent with its funding policy and the Plan’s objectives.
     11.7 Direction of Trustee. The Plan Administrator shall have the power to provide the Trustee with general investment policy guidelines and directions to assist the Trustee respecting investments made in compliance with, and pursuant to, the terms of the Plan.
     11.8 Bonding. The Plan Administrator shall arrange for fiduciary bonding as is required by law, but no bonding in excess of the amount required by law shall be required by the Plan.
     11.9 Indemnification. Each member of the committee designated as Plan Administrator shall be indemnified by the Participating Employers against judgment amounts, settlement amounts (other than amounts paid in settlement to which the Participating Employers do not consent) and expenses reasonably incurred by any committee member in connection with any action to which the Plan Administrator or he may be a party (by reason of his service as a member of the committee designated as Plan Administrator) except in relation to matters as to which the committee or he shall be adjudged in such action to be personally guilty of gross negligence or willful misconduct in the performance of its or his duties. The foregoing right to indemnification shall be in addition to such other rights as an indemnified party or the committee may enjoy as a matter of law or by reason of insurance coverage of any kind. Rights granted hereunder shall be in addition to and not in lieu of any rights to indemnification to which the indemnified party or the committee may be entitled pursuant to the by-laws of the Company. The only fiduciary function performed by the Board under this Plan is the appointment of the members of the committee designated as Plan Administrator. The Board and each member thereof will be indemnified to the same extent as a member of the committee when performing this function.
ARTICLE XII
ALLOCATION OF AUTHORITY AND RESPONSIBILITIES
     12.1 Trustee. The Trustee shall have the powers and duties set forth in the Trust Agreement.
     12.2 Limitations on Obligations of Fiduciaries. No fiduciary shall have authority or responsibility to deal with matters other than as delegated to it under the Plan, under the Trust Agreement or by operation of law. A fiduciary shall not in any event be liable for breach of fiduciary responsibility or obligation by another fiduciary (including Named Fiduciaries) if the responsibility or authority for the act or omission deemed to be a breach was not within the scope of such fiduciary’s authority or delegated responsibility.
     12.3 Delegation. Named Fiduciaries shall have the power to delegate specific fiduciary responsibilities (other than Trustee responsibilities). Such delegations maybe to officers or Employees of a Participating Employer or to other persons, all of whom shall serve at the pleasure of the Named Fiduciary making such delegation and, if full-time Employees of a Participating Employer, without compensation. Any such person may resign by delivering a written resignation to the delegating Named Fiduciary. Vacancies created by any reason may be filled by the appropriate Named Fiduciary or the assigned responsibilities may be reabsorbed or redelegated by the Named Fiduciary.
     12.4 Multiple Fiduciary Role. Any person may hold more than one position of fiduciary responsibility and shall be liable for each such responsibility separately.
ARTICLE XIII
AMENDMENT, TERMINATION AND ADOPTION
     13.1 Amendment. The provisions of the Plan may be amended at any time and from time to time by the Board or the Plan Administrator; provided:
          (a) No amendment shall increase the duties or liabilities of the Trustee without the consent of such party;
     (b) No amendment shall decrease the balance or vested percentage of an Account or eliminate an optional form of benefit, other than as permitted by applicable authority;
     (c) No amendment shall be made which would divert any of the assets of the Trust Fund to any purpose other than the exclusive benefit of Participants and Beneficiaries, except that the Plan and Trust Agreement may be amended retroactively and to affect the Accounts of Participants and Beneficiaries if necessary to cause the Plan and Trust to be qualified and exempt from taxation under the Code;
     (d) Any amendment by the Plan Administrator is limited to those amendments necessary or desirable to maintain the Plan’s qualification under the Code or to otherwise comply with applicable law; and
     (e) No amendment which increases the rate of Company Contributions under the Plan shall be made without approval of the Board.
     13.2 Termination.
     (a) Right to Terminate. The Company expects the Plan to be continued indefinitely, but it reserves the right to terminate the Plan or to completely discontinue Contributions to the Plan at any time by action of the Board. In either event, the Plan Administrator, each Participating Employer and the Trustee shall be promptly advised of such decision in writing. (For termination of the Plan by a Participating Employer as to itself (rather than the termination of the entire Plan) refer to Section 13.3(e).)
     (b) Vesting Upon Complete Termination. If the Plan is terminated by the Company or Contributions to the Plan are completely discontinued, the Accounts of all Participants and Beneficiaries or other successors in interest as of such date shall become 100% vested and nonforfeitable. Upon termination of the Plan, the Plan Administrator, in its sole discretion, shall instruct the Trustee either (i) to continue to manage and administer the assets of the Trust for the benefit of the Participants and their Beneficiaries pursuant to the terms and provisions of the Trust Agreement, or (ii) if there is no successor plan permitted under the terms of the Plan or no benefits subject to the restrictions of Section 9.1, to pay over to each Participant the value of his interest in a single sum and to thereupon dissolve the Trust.
     (c) Dissolution of Trust. In the event that the Plan Administrator decides to dissolve the Trust, as soon as practicable following the termination of the Plan or the Plan Administrator’s decision, whichever is later, the assets under the Plan shall be converted to cash or other distributable assets, to the extent necessary to effect a complete distribution of the Trust assets as described herein below. Following completion of the conversion, on a date selected by the Plan Administrator, each individual with an Account under the Plan on such date shall receive a distribution of the total amount then credited to his Account. The amount of cash and other property distributable to each such individual shall be determined as of the date of distribution (treating, for this purpose, such distribution date as the Valuation Date as of which the distributable amount is determined). In the case of a termination distribution as provided herein, the Plan Administrator may direct the Trustee to take any applicable action provided in Article IX dealing with unclaimed benefits, except that it shall not be necessary to hold funds for any period of time stated in such Section. Within the expense limitations set forth in the Plan, the Plan Administrator may direct the Trustee to use assets of the Trust Fund to pay any due and accrued expenses and liabilities of the Trust and any expenses involved in termination of the Plan (other than expenses incurred for the benefit of the Participating Companies).
     13.3 Adoption of the Plan by a Participating Employer.
     (a) Procedures for Participation. As of the Effective Date, the Company is the only Participating Employer in the Plan. Any other company may become a Participating Employer and commence participation in the Plan subject to the provisions of this subsection. In order for a company to become a Participating Employer, the Plan Administrator must designate such company as a Participating Employer and specify the effective date of such designation. To adopt the Plan as a Participating Employer, the board of directors of the company must approve a resolution expressly adopting the Plan for the benefit of its eligible employees and accepting designation as a Participating Employer, subject to all of the provisions of this Plan and of the Trust. The resolution shall specify the date as of which the designation as a Participating Employer shall be effective. A copy of the resolution (certified if requested) of the board of directors of the adopting Participating Employer shall be provided to the Plan Administrator. Upon adoption of the Plan by a Participating Employer as herein provided, the Employees of such company shall be eligible to participate in the Plan subject to the terms hereof and of the resolution of the Plan Administrator designating the adopting company as such.
     (b) Single Plan. The Plan, as adopted by all Participating Companies, shall be considered a single plan. All assets contributed to the Plan by the Participating Companies shall be held together in a single fund and shall be available to pay benefits to all Participants and Beneficiaries. Nothing contained herein shall be construed to prohibit the separate accounting of assets contributed by the Participating Companies for purposes of cost allocation, contributions, forfeitures and other purposes, pursuant to the terms of the Plan and as directed by the Plan Administrator.
     (c) Authority under Plan. As long as a Participating Employer’s designation as such remains in effect, such Participating Employer shall be bound by, and subject to, all provisions of the Plan and the Trust. The exclusive authority to amend the Plan and the Trust shall be vested in the Plan Administrator, and no other Participating Employer shall have any right to amend the Plan or the Trust. Any amendment to the Plan or the Trust adopted by the Plan Administrator shall be binding upon every Participating Employer without further action by such Participating Employer.
     (d) Contributions to Plan. A Participating Employer shall be required to make Contributions to the Plan at such times and in such amounts as specified in Articles III and VI. The Contributions made (or to be made) to the Plan by the Participating

Companies shall be allocated between and among such companies in whatever equitable manner or amounts as the Plan Administrator shall determine.
     (e) Withdrawal from Plan. The Plan Administrator may terminate the designation of a Participating Employer, effective as of any date. A Participating Employer may withdraw from participation in the Plan, with the approval of the Plan Administrator, by action of its board of directors, provided such action is communicated in writing to the Plan Administrator. The withdrawal of a Participating Employer shall be effective as of the last day of the Plan Year in which the notice of withdrawal is received by the Plan Administrator (unless the Plan Administrator consents to a different effective date). Any such Participating Employer which ceases to be a Participating Employer shall be liable for all costs and liabilities (whether imposed under the terms of the Plan, the Code or ERISA) accrued through the effective date of its withdrawal or termination. The withdrawing or terminating Participating Employer shall have no right to direct that assets of the Plan be transferred to a successor plan for its employees unless such transfer is approved by the Plan Administrator in its sole discretion.
     13.4 Merger, Consolidation and Transfer of Assets or Liabilities. In the event of any merger or consolidation of the Plan with, or transfer of assets or liabilities of the Plan to, any other plan, each Participant and Beneficiary shall have a plan benefit in the surviving or transferee plan (determined as if such plan were then terminated immediately after such merger, consolidation or transfer of assets or liabilities) that is equal to or greater than the benefit he would have been entitled to receive under the Plan immediately before such merger, consolidation or transfer of assets or liabilities, if the Plan had terminated at that time.
ARTICLE XIV
MISCELLANEOUS
     14.1 Nonalienation of Benefits and Spendthrift Clause.
     (a) General Nonalienation Requirements. Except to the extent permitted by law and as provided in subsections (b) and (c), none of the Accounts, benefits, payments, proceeds or distributions under the Plan shall be subject to the claim of any creditor of a Participant or Beneficiary or to any legal process by any creditor of such Participant or of such Beneficiary; and neither such Participant nor any such Beneficiary shall have any right to alienate, commute, anticipate or assign any of the Accounts, benefits, payments, proceeds or distributions under the Plan except to the extent expressly provided herein.
     (b) Exception for Qualified Domestic Relations Orders.
     (1) The nonalienation requirements of subsection (a) shall apply to the creation, assignment or recognition of a right to any benefit, payable with respect to a Participant pursuant to a domestic relations order except as provided under ERISA section 206. The Plan Administrator shall establish reasonable written procedures to determine the qualified status of a domestic relations order. Further, to the extent provided under a qualified domestic relations order, a former spouse of a Participant shall be treated as the Spouse or Surviving Spouse for all purposes under the Plan.

     (2) The Plan Administrator shall establish reasonable procedures to administer distributions under qualified domestic relations orders which are submitted to it. The Plan Administrator, to the extent provided in a qualified domestic relations order, shall direct the Trustee to pay, in a single sum payment, the full amount of the benefit payable to any alternate payee under a qualified domestic relations order. Such cash-out payment shall be made as soon as practicable after the end of the month within which the Plan Administrator determines that a domestic relations order is a qualified domestic relations order, or if later, when the terms of the qualified domestic relations order permit such a distribution. (See also Section 9.5) If the terms of a qualified domestic relations order do not permit an immediate cash-out payment, the benefits shall be paid to the alternate payee in accordance with the terms of such order and the applicable terms of the Plan.
     (c) Exception for Loans from the Plan. All loans made by the Trustee to any Participant or Beneficiary shall be secured by a pledge of the borrower’s interest in the Plan.
     (d) Exception for Benefit Offset. The prohibitions contained in subsection (a) shall not apply to any offset of a Participant’s benefits provided under the Plan in an amount that the Participant is ordered or required to pay to the Plan (1) due to conviction of a crime against the Plan, (2) under a court order in a civil suit for breach of fiduciary duty under ERISA, or (3) under a settlement agreement with the Department of Labor or the Pension Benefit Guaranty Corporation for breach of fiduciary duty. The court order or settlement agreement must expressly provide for the offset of the Participant’s benefits.
     14.2 Headings. The headings and subheadings in the Plan have been inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof.
     14.3 Construction, Controlling Law. In the construction of the Plan, the masculine shall include the feminine and the feminine the masculine, and the singular shall include the plural and the plural the singular, in all cases where such meanings would be appropriate. Unless otherwise specified, any reference to a section shall be interpreted as a reference to a section of the Plan. The Plan is governed by the laws of the Commonwealth of Puerto Rico to the extent those laws have not been preempted by ERISA or other applicable federal law.
     14.4 No Contract of Employment. Neither the establishment of the Plan, nor any modification thereof, nor the creation of any fund, trust or account, nor the payment of any benefits shall be construed as giving any Participant, Employee or any person whomsoever the right to be retained in the service of any Affiliate, and all Participants and other Employees shall remain subject to discharge to the same extent as if the Plan had never been adopted.
     14.5 Legally Incompetent. The Plan Administrator may in its discretion direct that payment be made and the Trustee shall make payment on such direction, directly to an incompetent or disabled person, whether incompetent or disabled because of minority or mental or physical disability, or to the guardian of such person or to the person having legal custody of such person, without further liability with respect to or in the amount of such payment either on the part of any Participating Employer, the Plan Administrator or the Trustee.
     14.6 Heirs, Assigns and Personal Representatives. The Plan shall be binding upon the heirs, executors, administrators, successors and assigns of the parties, including each Participant and Beneficiary, present and future.
     14.7 Title to Assets, Benefits Supported Only By Trust Fund. No Participant or Beneficiary shall have any right to, or interest in, any assets of the Trust Fund upon termination of his employment or otherwise, except as provided from time to time under the Plan, and then only to the extent of the benefits payable under the Plan to such Participant out of the assets of the Trust Fund. Any person having any claim under the Plan shall look solely to the assets of the Trust Fund for satisfaction. The foregoing sentence notwithstanding, each Participating Employer shall indemnify and save any of its officers, members of its board of directors or agents, and each of them, harmless from any and all claims, loss, damages, expense and liability arising from their responsibilities in connection with the Plan and from acts, or omissions and conduct in their official capacity, except to the extent that such effects and consequences shall result from their own willful misconduct or gross negligence.
     14.8 Legal Action. In any action or proceeding involving the assets held with respect to the Plan or Trust Fund or the administration thereof, the Participating Companies, the Plan Administrator and the Trustee shall be the only necessary parties and no Participants, Employees, or former Employees of the Company, their Beneficiaries or any other person having or claiming to have an interest in the Plan shall be entitled to any notice of process; provided, that such notice as is required by the Puerto Rico Treasury Department and the Department of Labor to be given in connection with Plan amendments, termination, curtailment or other activity shall be given in the manner and form and at the time so required. Any final judgment which is not appealed or appealable that may be entered in any such action or proceeding shall be binding and conclusive on the parties hereto, the Plan Administrator and all persons having or claiming to have an interest in the Plan.
     14.9 Severability. If any provisions of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.
     14.10 Exclusive Benefit: Refund of Contributions. No part of the Trust Fund shall be used for or diverted to purposes other than the exclusive benefit of the Participants and Beneficiaries, subject, however, to the payment of all costs of maintaining and administering the Plan and Trust. Notwithstanding the foregoing, Contributions to the Trust by a Participating Employer may be refunded to the Participating Employer under the following circumstances and subject to the following limitations:
          (a) Permitted Refunds. If and to the extent permitted by the Code and other applicable laws and regulations thereunder, upon the Participating Employer’s request, a Contribution which is (i) made by a mistake in fact, (ii) conditioned upon initial qualification of the Plan with the Plan receiving an adverse determination even though the application for determination is submitted to the Puerto Rico Department of the Treasury with respect to the Plan, or (iii) conditioned upon the deductibility of the Contribution under Code section 1023(n), shall be returned to the Participating Employer making the Contribution within one year after the payment of the Contribution or the disallowance of the deduction (to the extent disallowed), whichever is applicable.
     (b) Payment of Refund. If any refund is paid to a Participating Employer hereunder, such refund shall be made without interest or other investment gains, shall be reduced by any investment losses attributable to the refundable amount and shall be apportioned among the Accounts of the Participants as an investment loss, except to the extent that the amount of the refund can be attributed to one or more specific Participants (for example, as in the case of certain mistakes of fact), in which case the amount of the refund attributable to each such Participant’s Account shall be debited directly against such Account.
     (c) Limitation on Refund. No refund shall be made to a Participating Employer if such refund would cause the balance in a Participant’s Account to be less than the balance would have been had the refunded contribution not been made.
     14.11 Predecessor Service. In the event a Participating Employer maintains the Plan as successor to a predecessor employer who maintained the Plan, service for the predecessor employer shall be treated as service for the Participating Employer.
     14.12 USERRA Compliance. Notwithstanding any provision of the Plan to the contrary, contributions, benefits, Plan loan repayment suspensions and service credit with respect to qualified military service will be provided in accordance with the Uniformed Services Employment and Reemployment Rights Act of 1994.
     14.13 Plan Expenses. As permitted under the Code and ERISA, expenses incurred with respect to administering the Plan and Trust shall be paid by the Trustee from the Trust Fund to the extent such costs are not paid by the Participating Companies or to the extent the Company requests that the Trustee reimburse it or any other Participating Employer for its payment of such expenses. The Plan Administrator may provide for any expenses specifically attributable to transactions involving an Account to be charged against such Account.

     IN WITNESS WHEREOF, the Company has caused the Plan to be executed by its duly authorized representative on the 12th day of November, 2009.

RENT-A-CENTER EAST, INC.
By:	/s/ Robert D. Davis
Robert D. Davis, Treasurer